================================================================================


                                CREDIT AGREEMENT

                                      among

                        PEGASUS SATELLITE HOLDINGS, INC.


                            THE SEVERAL LENDERS FROM
                           TIME TO TIME PARTIES HERETO

                                     - and -

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                                 NEW YORK AGENCY

                             as Administrative Agent

                                       and

                              BANKERS TRUST COMPANY

                              as Syndication Agent




                            Dated as of July 9, 1997






================================================================================

                                TABLE OF CONTENTS


SECTION                                                                 PAGE NO.

                RECITALS.................................................    1

I.              GENERAL TERMS............................................    1
                1.01       Revolver Facilities...........................    1
                1.02       Term Loan Facilities..........................    3
                1.03       Letters of Credit.............................    4
                1.04       Interest on the Notes.........................    6
                1.05       Loan Requests; Type of Loan...................   10
                1.06       Loan Disbursements............................   11
                1.07       Payments, Prepayments and Termination or
                              Reduction of the Revolver Commitments......   11
                1.08       Revolver Commitment Fee.......................   15
                1.09       Requirements of Law...........................   16
                1.10       Limitations on LIBOR Loans; Illegality........   17
                1.11       Taxes.........................................   18
                1.12       Indemnification...............................   19
                1.13       Payments Under the Notes......................   20
                1.14       Set-Off, Etc..................................   21
                1.15       Pro Rata Treatment; Sharing...................   21
                1.16       Non-Receipt of Funds by the
                              Administrative Agent.......................   23
                1.17       Replacement of Notes..........................   23

II.             SECURITY; SUBORDINATION; USE OF PROCEEDS.................   24
                2.01       Security for the Obligations;
                              Subordination; Etc.........................   24
                2.02       Use of Proceeds...............................   25

III.            CONDITIONS OF MAKING THE LOANS...........................   25
                3.01       Conditions to the First Loans.................   25
                3.02       Acquisition Loans.............................   28
                3.03       All Loans.....................................   31
                3.04       Lender Approvals..............................   32

IV.             REPRESENTATIONS AND WARRANTIES...........................   32
                4.01       Financial Statements..........................   32
                4.02       Organization, Qualification, Etc..............   32
                4.03       Authorization; Compliance; Etc................   33
                4.04       Governmental and Other Consents, Etc..........   33
                4.05       Litigation....................................   33
                4.06       Compliance with Laws and Agreements...........   34

                4.07       DBS Rights....................................   34
                4.08       Proprietary Rights............................   34
                4.09       Title to Properties; Condition of Properties     34
                4.10       Interests in Other Businesses.................   35
                4.11       Solvency......................................   35
                4.12       Full Disclosure...............................   36
                4.13       Margin Stock..................................   36
                4.14       Tax Returns...................................   36
                4.15       Pension Plans, Etc............................   36
                4.16       Material Agreements...........................   36
                4.17       Projections...................................   36
                4.18       Brokers, Etc..................................   37
                4.19       Capitalization................................   37
                4.20       Environmental Compliance......................   37
                4.21       Investment Company Act........................   38
                4.22       Labor Matters.................................   38

V.              FINANCIAL COVENANTS......................................   38
                5.01       Leverage......................................   38
                5.02       Interest Coverage.............................   39
                5.03       Minimum Penetration; Minimum Subscribers......   39
                5.04       Maximum Adjusted Total Funded Debt to
                           Paying Subscribers............................   40
                5.05       Minimum Annualized EBITDA per Average Paying
                           Subscribers...................................   41
                5.06       Maximum Average Subscriber Acquisition Cost      42
                5.07       Maintenance Capital Expenditures..............   42
                5.08       Restricted Payments...........................   42

VI.             AFFIRMATIVE COVENANTS....................................   42
                6.01       Preservation of Assets; Compliance
                              with Laws, Etc.............................   43
                6.02       Insurance.....................................   43
                6.03       Taxes, Etc....................................   44
                6.04       Notice of Proceedings, Defaults,
                               Adverse Change, Etc.......................   44
                6.05       Financial Statements and Reports..............   45
                6.06       Inspection....................................   47
                6.07       Accounting System.............................   47
                6.08       Additional Assurances.........................   47
                6.09       Renewal of DBS Agreements.....................   48
                6.10       Compliance with Environmental Laws............   48
                6.11       Interest Rate Protection......................   49

VII.            NEGATIVE COVENANTS.......................................   50
                7.01       Indebtedness..................................   50
                7.02       Liens.........................................   51

                7.03       Disposition of Assets; etc....................   52
                7.04       Fundamental Changes; Acquisitions.............   52
                7.05       Management....................................   53
                7.06       Sale and Leaseback............................   53
                7.07       Investments...................................   53
                7.08       Change in Business............................   53
                7.09       Accounts Receivable...........................   53
                7.10       Transactions with Affiliates..................   53
                7.11       Amendment of Certain Agreements, Etc..........   53
                7.12       ERISA.........................................   54
                7.13       Margin Stock..................................   54
                7.14       Negative Pledges, etc.........................   54

VIII.           DEFAULTS.................................................   54

IX.             REMEDIES ON DEFAULT, ETC.................................   57

X.              THE ADMINISTRATIVE AGENT.................................   58
                10.01      Appointment, Powers and Immunities............   58
                10.02      Reliance by Administrative Agent..............   59
                10.03      Events of Default.............................   59
                10.04      Rights as a Lender............................   59
                10.05      Indemnification...............................   59
                10.06      Non-Reliance on Administrative Agent
                               and other Lenders.........................   60
                10.07      Failure to Act................................   60
                10.08      Resignation of Administrative Agent...........   60
                10.09      Cooperation of Lenders........................   61
                10.10      Syndication Agent.............................   61

XI.             DEFINITIONS..............................................   61

XII.            ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS;
                SEPARATE ACTIONS BY THE LENDERS..........................   82

XIII.           BENEFIT OF AGREEMENT; ASSIGNMENTS AND
                PARTICIPATIONS...........................................   84

XIV.            MISCELLANEOUS............................................   86
                14.01      Survival......................................   86
                14.02      Fees and Expenses; Indemnity; Etc.............   86
                14.03      Notice........................................   87
                14.04      Governing Law.................................   89
                14.05      CONSENT TO JURISDICTION, WAIVER OF
                           JURY TRIAL....................................   89
                14.06      Severability..................................   90

                14.07      Section Headings, Etc.........................   90
                14.08      Several Nature of Lenders' Obligations........   90
                14.09      Counterparts..................................   90
                14.10      Knowledge and Discovery.......................   90
                14.11      Amendment of Other Agreements.................   90
                14.12      Disclaimer of Reliance........................   90
                14.13      Environmental Indemnification.................   91

                               INDEX OF SCHEDULES


Schedule 1.01(a)                Allocation of Loans and Commitments
Schedule 1.01(c)                Form of Reducing Revolving Credit Note
Schedule 1.02(b)                Form of Term Note
Schedule 1.05(a)                Loan Request
Schedule 1.05(d)                Form of Interest Rate Option Notice
Schedule 1.07(b)                Form of Commitment Reduction Notice
Schedule 1.07(c)                Form of Prepayment Notice
Schedule 2.01(a)                Exceptions to Security
Schedule 2.01(b)                Form of Seller Subordination Agreement
Schedule 2.02                   Sources and Uses of Proceeds
Schedule 3.01                   Form of Omnibus Officer's
                                    and Compliance Certificate
Schedule 4.01(a)                Financial Statements
Schedule 4.01(b)                Opening Balance Sheet
Schedule 4.01(c)                Parent's Indebtedness
Schedule 4.02                   Organization, Etc.
Schedule 4.04                   Governmental and Other Consents
Schedule 4.05                   Litigation
Schedule 4.07                   DBS Agreements and Service Areas
Schedule 4.09                   Existing Liens
Schedule 4.10                   Interests in Other Businesses
Schedule 4.15                   Pension Plans
Schedule 4.16                   Material Agreements
Schedule 4.17                   Projections
Schedule 4.19                   Capitalization
Schedule 6.05                   Compliance Report
Schedule 7.01                   Permitted Indebtedness
Schedule 7.02                   Permitted Liens
Schedule 11                     Prior Acquisitions
Schedule 13(b) (iv)             Form of Assignment and Acceptance
Schedule 13(b) (v)              Form of Notice of Assignment and
                                Acceptance

                                CREDIT AGREEMENT

       AGREEMENT dated as of July 9, 1997, by and among the financial institutions which are now, or in accordance with Article XIII hereafter become, parties hereto (collectively, the "Lenders" and each individually, a "Lender"); CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent"); BANKERS TRUST COMPANY, as syndication agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Syndication Agent"); and PEGASUS SATELLITE HOLDINGS, INC., a Delaware corporation (the "Borrower"), a subsidiary of Pegasus Communications Corporation, a Delaware corporation (the "Parent"). Certain capitalized terms used herein without definition are defined in Article XI of this Agreement.

                                    RECITALS

       A. The Borrower's various direct and indirect Subsidiaries own the rights to deliver direct broadcast satellite ("DBS") service in (1) portions of Arkansas, Connecticut, Indiana, Massachusetts, Michigan, Mississippi, New Hampshire, New York, Ohio, Texas, Virginia and West Virginia, all as acquired on or before March 31, 1997 (such assets, together with all assets and properties used in connection with the delivery of such services, being referred to herein as the "Core Properties") and (2) portions of Florida, Georgia and Minnesota.

       B. The Borrower desires to obtain funds (1) to repay advances made by the Parent to the Borrower and its Subsidiaries in connection with the Prior Acquisitions, and for working capital, as described in Section 2.02, (2) to support the issuance of letters of credit, (3) for working capital, Capital Expenditures and general corporate purposes and (4) subject to availability, to finance Permitted Acquisitions.

       C. The Lenders are willing to provide such funds, all subject to the terms and conditions of this Agreement.

       NOW THEREFORE, the parties hereto, intending to be legally bound, and in consideration of the foregoing and the mutual covenants contained herein, hereby agree as follows:

       I. GENERAL TERMS

       Section 1.01.  Revolver Facilities.

       (a) On the Closing Date, subject to the terms and conditions contained in this Agreement, the Revolver Lenders agree to establish in favor of the Borrower reducing revolving credit facilities (the "Revolvers") in the aggregate principal amount of $90,000,000, allocated among the Revolver Lenders as set forth in Schedule 1.01(a) (collectively, in either case, as reduced pursuant to Section 1.01(f) and 1.07 and subject to Section 1.01(c), the "Revolver Commitments" and, with respect to each Revolver Lender's allocation of the Revolvers, its "Revolver Commitment"), which shall expire on June 30, 2003 (such date, or such earlier date as the Revolver Commitments shall expire or be terminated hereunder, being referred to herein as the "Expiration Date").

       (b) Borrowings under the Revolver Commitments shall not be available until the Term Loans referred to below have been disbursed in full.

       (c) The Revolver Lenders shall have no obligation to make any loans under the Revolver Commitments (the "Revolving Loans") if, after giving effect to such Revolving Loans, the sum of (A) the aggregate amount of all outstanding Revolving Loans plus (B) the Letter of Credit Exposure plus (C) the Pioneer Outstandings would exceed the aggregate Revolver Commitments then in effect. For purposes of this Agreement, the term "Available Revolver Commitments" shall mean, at any time, the aggregate amount of the Revolver Commitments then in effect minus the Letter of Credit Exposure minus the Pioneer Outstandings.

       (d) The borrowings under this Section 1.01 shall be evidenced by the Borrower's Reducing Revolving Credit Notes, each in the form attached hereto as
Schedule 1.01(c) (together with any additional Reducing Revolving Credit Notes issued to any assignee(s) of the Revolver Commitments under Article XIII or otherwise issued in substitution therefor or replacement thereof, the "Revolver Notes"). The Revolver Notes are hereby incorporated by reference herein and made a part hereof.

       (e) The aggregate principal amount of Revolving Loans made by the Revolver Lenders as requested in any Loan Request shall be (i) at least $1,000,000 and, if more, a multiple of $100,000 in the case of LIBOR Loans, and $500,000, and, if more, a multiple of $100,000, in the case of Base Rate Loans or (ii) such lesser amount as equals the then unadvanced portion of the aggregate Available Revolver Commitments. From the Closing Date to and including the Expiration Date and within the limits of the aggregate Available Revolver Commitments, the Borrower may borrow, repay and reborrow under this Section 1.01.

       (f) The Revolver Commitments (i) shall be automatically permanently reduced on September 30, 1999 and each Quarterly Date thereafter, on each of which dates the Borrower shall repay such amount of the aggregate Revolver Notes as shall cause the outstanding principal balance thereunder to be less than or equal to the Available Revolver Commitments, as so reduced, and (ii) shall expire on the Expiration Date, when all outstanding principal and accrued interest on the Revolver Notes shall be due and payable in full. Such quarterly reductions of the Revolver Commitments shall be in the amounts set forth below, without giving effect to any other mandatory or optional Revolver Commitment reductions and, after giving effect to such quarterly automatic reductions, the maximum aggregate amount of the Revolver Commitments shall not exceed the levels set forth below:

                                             Aggregate Amount of Automatic                   Maximum Revolver
           Quarterly Date                         Permanent Reduction                           Commitments
           --------------                         -------------------                           -----------
Closing Date                                             $-0-                                   $90,000,000

September 30, 1999                                   $  1,350,000                               $88,650,000

December 31, 1999                                    $  1,350,000                               $87,300,000

March 31, 2000                                       $  1,800,000                               $85,500,000

June 30, 2000                                        $  1,800,000                               $83,700,000

September 29, 2000                                   $  1,800,000                               $81,900,000

December 29, 2000                                    $  1,800,000                               $80,100,000

March 30, 2001                                       $  4,500,000                               $75,600,000

June 29, 2001                                        $  4,500,000                               $71,100,000

September 28, 2001                                   $  4,500,000                               $66,600,000

December 31, 2001                                    $  4,500,000                               $62,100,000

March 31, 2002                                       $  7,200,000                               $54,900,000

June 30, 2002                                        $  7,200,000                               $47,700,000

September 30, 2002                                   $  7,200,000                               $40,500,000

December 31, 2002                                    $  7,200,000                               $33,300,000

March 31, 2003                                       $  9,000,000                               $24,300,000

June 30, 2003                                         $24,300,000                                   -0-


       Section 1.02. Term Loan Facilities.

       (a) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, the Term Lenders agree to make term loans to the Borrower in the aggregate principal amount of $40,000,000, allocated among the Term Lenders as set forth in Schedule 1.01(a) (collectively, the "Term Commitments" and the "Term Loans" and, with respect to each Term Lender's allocation of the Term Loans, its "Term Commitment" and its "Term Loan").

       (b) The borrowings under this Section 1.02 shall be evidenced by the Term Promissory Notes of the Borrower, in the form attached hereto as Schedule 1.02(b) (together with any additional Term Promissory Notes issued to any assignee(s) of the Term Lenders under Article XIII or otherwise issued in substitution therefor or replacement thereof, the "Term Notes" and, collectively with the Revolver Notes, the "Notes"). The Term Notes are incorporated herein and made a part hereof.

       (c) The Term Loans shall be made in no more than two (2) installments, the first of which shall be made on the Closing Date and the second of which shall be made on or before September 30, 1997. Any portion of the Term Loans not borrowed by September 30, 1997 shall no longer be available for borrowing by the Borrower hereunder.

       (d) The Term Loans shall be repaid, without setoff, deduction or counterclaim, (i) in twenty five (25) equal quarterly installments payable on the Quarterly Dates, commencing March 31, 1998 and ending on March 31, 2004, each in an amount equal to one-fourth of one percent

(0.25%) of the aggregate amount of the Term Loans outstanding on October 1, 1997, and (ii) in a final installment due and payable on June 30, 2004, when all outstanding principal under the Term Notes, together with unpaid interest, fees and expenses in respect thereof or otherwise payable under the Loan Documents, shall be due and payable in full.

       Section 1.03. Letters of Credit. From time to time during the Revolving Credit Period and on the terms and subject to the conditions contained in this Agreement, the Administrative Agent shall cause the Issuing Bank to issue stand-by letters of credit for the account of the Borrower (each a "Letter of Credit" and collectively, the "Letters of Credit") as follows:

       (a) Issuance of Letters of Credit. The obligation of the Issuing Bank to issue any Letter of Credit requested by the Borrower is subject to the following conditions:


                (i) The Issuing Bank shall not issue any Letter of Credit if, after giving effect to the issuance thereof, (A) the sum of (1) the aggregate outstanding Revolving Loans, (2) the Letter of Credit Exposure and (3) the Pioneer Outstandings would exceed the aggregate Revolver Commitments, as then in effect, (B) the aggregate NRTC Letter of Credit Exposure would exceed $10,000,000, (C) the aggregate General Purpose Letter of Credit Exposure would exceed $5,000,000, (D) the sum of the aggregate General Purpose Letter of Credit Exposure plus the aggregate Seller Letter of Credit Exposure would exceed $25,000,000 or (E) any Default would exist.

                (ii) Each Letter of Credit shall be issued (i) in favor of the NRTC, as beneficiary, to secure obligations of the Companies under the NRTC Member Agreements, (ii) in favor of one or more Sellers, to secure obligations of the Companies under Permitted Seller Paper or (iii) for such other valid business purpose of the Companies or any of them as the Borrower shall determine.

                (iii) Each Letter of Credit and any related documentation shall be in a form and scope and upon terms acceptable to the Issuing Bank, in its sole discretion but, in any event, in accordance with its then customary practices (collectively with the Letters(s) of Credit issued pursuant hereto, the "Letter of Credit Documents"). The Borrower will furnish to the Issuing Bank on its standard written application (which shall be received by the Issuing Bank not less than three (3) Business Days and not more than ten (10) Business Days prior to the proposed issue date of such Letter of Credit) such information as is required thereby, including the following: (A) the proposed issue date (which must be a Business Day), (B) the expiration date, which must be prior to the Expiration Date and in any event, no later than 365 days from issuance (subject to customary automatic annual renewal provisions), (C) the name and address of the beneficiary, (D) the face amount of such Letter of Credit, (E) the purpose of such Letter of Credit, which shall conform to requirements set forth in subparagraph (ii) above, and (F) the form of such Letter of Credit.

                (iv) Each Letter of Credit must expire on or prior to the Expiration Date (or earlier, subject to customary renewal options, in accordance with the Issuing Bank's customary practices).

       (b) Letter of Credit Fees. The Borrower shall pay the Administrative Agent, (a) for the Issuing Bank's account, a non-refundable issuance fee at the annual rate of .125% of the face amount of each Letter of Credit, payable in advance upon the issuance thereof and annually thereafter upon renewal thereof (the "Issuance Fee"), and (b) for the ratable account of each Revolver Lender, a non-refundable letter of credit fee (the "Letter of Credit Fee") which shall accrue from the Closing Date through and including the Expiration Date and shall be payable quarterly in arrears on each Quarterly Date, without setoff, deduction or counterclaim, with a final payment on the Expiration Date. The Letter of Credit Fee shall be calculated by multiplying the aggregate face amount of all outstanding Letters of Credit by the Applicable Margin applicable from time to time to LIBOR Loans under the Revolver Commitments. The Administrative Agent will promptly remit to the Issuing Bank for its account the Issuance Fee and will promptly remit to each Revolver Lender its share of all payments received by the Issuing Bank or the Administrative Agent in respect of the Letter of Credit Fee. Upon the issuance, or any amendment, of each Letter of Credit, the Borrower shall also pay the Issuing Bank's customary amendment fees for letters of credit.

       (c) Obligation of Borrower to Repay Letter of Credit Disbursements, etc. The Borrower assumes all risks in connection with the Letters of Credit and the Borrower's obligation to repay any payments made by the Issuing Bank on a draft presented under any Letter of Credit (each a "Letter of Credit Disbursement") shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                (ii) the existence of any claim, setoff, defense or other right which the Borrower or any other person may at any time have against the beneficiary under any Letter of Credit, either Agent, the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement or otherwise;

                (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, unless payment by the Issuing Bank under such Letter of Credit
       (A) shall have been made against presentation of drafts or documents that, on their face, do not substantially conform to the requirements of such Letter of Credit, or (B) shall have been the result of the gross negligence or willful misconduct of the Issuing Bank; and

                (iv) any other circumstance or event whatsoever, whether or not similar to any of the foregoing, provided that such circumstance or event shall not have been the result of the gross negligence or willful misconduct of the Issuing Bank.

       (d) Participation by Revolver Lenders. The Issuing Bank shall give each Revolver Lender prompt notice of its receipt of each application for the issuance of a Letter of Credit and the proposed face amount, beneficiary, purpose and expiration date thereof. By the issuance of a Letter of Credit and without any further action, the Issuing Bank hereby grants to each Revolver Lender, and each Revolver Lender hereby agrees to acquire from the Issuing Bank, a participation in such Letter of Credit equal to such Revolver Lender's pro rata share of the face amount thereof, determined as provided in Section 1.15, effective upon the date of issuance. In furtherance of the foregoing, each Revolver Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, the amount of such Revolver Lender's pro rata share of each Letter of Credit Disbursement. Each Revolver Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 1.03(d) is absolute and unconditional and shall not be affected by any circumstances whatsoever, and that each payment obligation arising from a Letter of Credit Disbursement shall be made promptly by each Revolver Lender to the Administrative Agent without any offset, abatement, withholding or reduction whatsoever.

       (e) Payments by Revolver Lenders to Issuing Bank; Fee Sharing. Upon notification by the Issuing Bank to the Administrative Agent that a Letter of Credit Disbursement has been made and that the Borrower has failed to meet its reimbursement obligations to the Issuing Bank, the Administrative Agent shall promptly notify the Issuing Bank and each other Revolver Lender of the amount of the Letter of Credit Disbursement and, in the case of each Revolver Lender, its pro rata share thereof. Each Revolver Lender shall pay to the Administrative Agent, not later than 2:00 P.M., New York time, on such date such Revolver Lender's pro rata share of such Letter of Credit Disbursement, which the Administrative Agent shall promptly pay to the Issuing Bank. The Administrative Agent will promptly remit to each Revolver Lender its share of any amounts subsequently received by the Issuing Bank or the Administrative Agent from the Borrower in respect of all Letter of Credit Disbursements.

       Section 1.04. Interest on the Notes.

       (a) Interest Rate . Subject to the terms and conditions set forth in this
Section 1.04, the Borrower may elect an interest rate for the outstanding principal balances from time to time of the Notes, or any portion thereof, based on either the Base Rate or the applicable LIBOR Rate and determined as of any date, as set forth in one of the two (2) Tables below, as follows:

                (i) the rate for any Base Rate Loan shall be the Base Rate plus the Applicable Margin for Base Rate Loans then in effect; and

                (ii) the rate for any LIBOR Loan shall be the applicable LIBOR Rate plus the Applicable Margin for LIBOR Loans in effect on the first day of the applicable Interest Period.

       (b) Determination of Applicable Margin for Revolving Loans.

                (i) The Applicable Margin for Revolving Loans during the period commencing on the date hereof and ending on August 14, 1997 shall be 2.00%, with respect to Base Rate Loans, and 3.25%, with respect to LIBOR Loans.
       The Applicable Margin for Revolving Loans during the Pricing Period commencing on August 15, 1997 and ending on November 14, 1997 and during each Pricing Period thereafter shall be determined based upon the ratio of (A) Total Funded Debt as of the last day of the fiscal quarter immediately preceding the first day of such Pricing Period to
       (B) Annualized EBITDA for such fiscal quarter (the "Pricing Ratio"), as indicated in the following Table:

-------------------------------------------------------------------------------

                                        Applicable Margin for Revolving Loans

-------------------------------------------------------------------------------
      Ratio of Total Funded Debt
         to Annualized EBITDA         Base Rate Loans            LIBOR Loans

-------------------------------------------------------------------------------
Greater than or equal to
6.50:1.00                                  2.00%                    3.25%

-------------------------------------------------------------------------------
Less than 6.50:1.00 but
greater than or equal to
6.00:1.00                                  1.75%                    3.00%

-------------------------------------------------------------------------------
Less than 6.00:1.00 but
greater than or equal to
5.00:1.00                                  1.50%                    2.75%

-------------------------------------------------------------------------------
Less than 5.00:1.00 but
greater than or equal to
4.00:1.00                                  1.25%                    2.50%

-------------------------------------------------------------------------------

Less than 4.00:1.00                        1.00 %                    2.25%
-------------------------------------------------------------------------------

         (c)  Determination of Applicable Margin for Term Loans.

                (i) The Applicable Margin for the Term Loans during the period commencing on the date hereof and ending on August 14, 1997 shall be 2.25%, with respect to Base Rate Loans, and 3.50%, with respect to LIBOR Loans. The Applicable Margin for Term Loans during the Pricing Period commencing on August 15, 1997 and ending on November 14, 1997 and during each Pricing Period thereafter shall be determined based upon the Pricing Ratio, as indicated in the following Table:

                                         Applicable Margin for Term Loans
------------------------------------------------------------------------------
      Ratio of Total Funded Debt
         to Annualized EBITDA        Base Rate Loans              LIBOR Loans

------------------------------------------------------------------------------
Greater than or equal to
6.50:1.00
                                          2.25%                      3.50%

------------------------------------------------------------------------------
Less than 6.50:1.00 but
greater than or equal to
6.00:1.00                                 2.00%                      3.25%

------------------------------------------------------------------------------
Less than 6.00:1.00 but
greater than or equal to
5.00:1.00                                 1.75%                      3.00%

------------------------------------------------------------------------------
Less than 5.00:1.00 but
greater than or equal to
4.00:1.00                                 1.50%                      2.75%

------------------------------------------------------------------------------
Less than 4.00:1.00                       1.25%                      2.50%

------------------------------------------------------------------------------

       (d)  Computations, Pricing Period, Etc.

                (i) Nothing in Section 1.04(b) or (c) shall be deemed to constitute a waiver of the requirements of Section 5.01, default under which will result in an Event of Default and the application of the default rate of interest specified in Section 1.04(f).

                (ii) As used in Section 1.04, the first "Pricing Period" shall commence on August 15, 1997 and end on November 14, 1997 and, thereafter, the term "Pricing Period" shall mean each period commencing on (A) the date as of which the Borrower is required, under Section 6.05(a) or (b) and Section 6.05(d), to deliver financial statements and a Compliance Report indicating the applicable Pricing Ratio (in each case, a "Compliance Report Delivery Date") and ending on (B) the next following Compliance Report Delivery Date.

                (iii) The determination of the Applicable Margin for any Pricing Period shall be based on the quarterly financial statements and Compliance Report required to be delivered on the first date of such Pricing Period, as provided above. Notwithstanding the preceding sentence, in the event of any discrepancy between the computation based on such financial statements and Compliance Report and the related audited financial statements furnished pursuant to Section 6.05(a) (the "Audited Financial Statements"), the computation based upon the Audited Financial Statements shall govern, retroactive to the first day of the applicable Pricing Period. In the event of a retroactive correction in the determination of the Applicable Margin in favor of the Borrower, the amount of interest thereby refundable to the Borrower shall be applied on the date of such retroactive correction, to prepay interest payable on the Notes. If the retroactive correction is in favor of the Lenders, the amount of interest due to the Lenders shall be paid in full to the Administrative Agent within five (5) days after written notice of such correction is provided to the Borrower.

                (iv) Notwithstanding the foregoing, no downward adjustment of the Applicable Margin hereunder shall be permitted (A) unless the Compliance Report for the relevant fiscal period delivered to the Administrative Agent includes a request by the Borrower for such adjustment or (B) during the existence of any Default.

                (v) Interest on Base Rate Loans shall be computed on the basis of the actual number of days elapsed over a 365 or 366-day year, as applicable (unless such interest is based upon the Federal Funds Rate, in which case interest shall be computed on the basis of the actual number of days elapsed over a 360-day year). Interest on LIBOR Loans shall be computed on the basis of the actual number of days elapsed over a 360-day year.

       (e) Interest Payment Dates. Interest on the Loans shall be payable in arrears, without setoff, deduction or counterclaim, as follows:

                (i) Interest on each Base Rate Loan shall be due and payable on the Quarterly Dates, commencing September 30, 1997, and at maturity, whether by reason of acceleration, prepayment, payment or otherwise, provided that interest accrued on any Base Rate Loan which is converted to a LIBOR Loan shall be paid on the Quarterly Date following the date of such conversion (or, if accrued on a Base Rate Loan which is so converted on a Quarterly Date, on such Quarterly Date). The interest rate on Base Rate Loans shall change on the date of any change in the applicable Base Rate.

                (ii) Interest on each LIBOR Loan shall be due and payable on the last day of the Interest Period applicable to such Loan and, if such Interest Period exceeds three (3) months, every three (3) months after the beginning thereof, until and at maturity, whether by reason of acceleration, prepayment, payment or otherwise.

       (f)  Effect of Defaults, Etc.

                (i) During the existence of any Event of Default, the outstanding principal under the Notes and, to the extent permitted by applicable law, overdue interest, fees or other amounts payable hereunder or under the other Loan Documents shall bear interest, from and including the date such Event of Default occurred until such Event of Default is waived in writing as provided herein, at a rate per annum (computed on the basis of the actual number of days elapsed over a 360-day year) equal to two percent (2.00%) above (a) the interest rate or rates then applicable to Base Rate Loans and overdue interest, fees and other expenses, or (b) with respect to any LIBOR Loans then in effect (and only until the end of the Interest Period applicable to such LIBOR Loans) the interest rate or rates then applicable to such LIBOR Loans.

                (ii) Nothing in this Section 1.04(f) ) shall affect the rights of the Administrative Agent or the Lenders to exercise any rights or remedies under the Loan Documents or applicable law arising upon the occurrence of an Event of Default.

       Section 1.05. Loan Requests; Type of Loan.

       (a) Loan Requests. Each request by the Borrower for Revolving Loans under the Revolvers and the Borrower's request, if any, for the second installment of the Term Loans (other than the initial Revolving Loans and Term Loans, if made concurrently herewith) shall be made not later than (i) 11:00 A.M. (New York time) on the Business Day prior to the proposed Borrowing Date, if such Loans are Base Rate Loans, or (ii) 11:00 A.M. (New York time) on the third Business Day prior to the proposed Borrowing Date, if any of such Loans are LIBOR Loans, by a written Loan Request, in the form of Schedule 1.05(a) (each, a "Loan Request"), signed by a duly authorized representative of the Borrower and indicating (i) the date of such Loans, (ii) whether such Loans shall be Base Rate Loans or LIBOR Loans or a combination of the two types of Loans and, if so, the Interest Period for such LIBOR Loans, and (iii) the use of proceeds thereof, to the extent any such proceeds are not being used for working capital purposes. The Administrative Agent shall promptly notify the Lenders of such Loan Request and the information contained therein. Such Loan Request shall be irrevocable and binding on the Borrower.

       (b) Conversion to a Different Type of Loan. The Borrower may elect from time to time to convert any outstanding Loans to Base Rate Loans or LIBOR Loans, as the case may be, provided that (i) with respect to any such conversion of LIBOR Loans to Base Rate Loans, the Borrower shall provide the appropriate Interest Rate Option Notice by 11:00 A.M. (New York time) on the date of such proposed conversion; (ii) with respect to any such conversion of Base Rate Loans to LIBOR Loans, the Borrower shall provide the appropriate Interest Rate Option Notice by 11:00 A.M. (New York time ) at least three Business Days' prior to the date of such proposed conversion; (iii) with respect to any such conversion of LIBOR Loans into Base Rate Loans, such conversion shall only be made on the last day of the related Interest Period; (iv) no Loans may be converted into LIBOR Loans when any Default has occurred and is continuing; (v) the Borrower may have no more than six (6) LIBOR Loans outstanding at any time; (vi) any conversion of less than all of the outstanding Base Rate Loans into LIBOR Loans shall be in a minimum aggregate principal amount of $1,000,000 and, if greater, an integral multiple of $100,000; and (vii) any conversion of less than all of the outstanding LIBOR Loans into Base Rate Loans shall be in a minimum aggregate principal amount of $1,000,000 and, if greater, an integral multiple of $100,000. The Administrative Agent shall promptly notify the Lenders of such Interest Rate Option Notice and the information contained therein.

       (c) Continuance of an Interest Rate Option. The Borrower may continue any LIBOR Loans as such upon the expiration of the related Interest Period by providing to the Administrative Agent (i) an Interest Rate Option Notice in compliance with the notice provisions set forth in Section 1.05(b) or (ii) standing written instructions authorizing the automatic continuation of such Loans, which instructions shall be effective until notice to the Administrative Agent by the Borrower revoking the same (such notice to take effect no sooner than three Business Days after receipt by the Administrative Agent); provided that no LIBOR Loans may be continued when any Default has occurred and is continuing, but shall be automatically converted to Base Rate Loans on the last day of the first applicable Interest Period which ends during the continuance of such Default. Base Rate Loans shall be deemed to continue as such until receipt of an Interest Rate Option Notice requesting conversion thereof to LIBOR Loans.

       (d) Form of Notice. Each Interest Rate Option Notice shall be substantially in the form of Schedule 1.05(d) and shall specify: (i) the aggregate principal amount of Loans to be continued or converted; (ii) the proposed date thereof; (iii) the Interest Period for such LIBOR Loans; and (iv) whether such Loans shall be LIBOR Loans or Base Rate Loans.

       Section 1.06. Loan Disbursements. The Loans shall be made by the applicable Lenders pro rata as provided in Section 1.15. Not later than 12:00 noon (New York time), in the case of LIBOR Loans, or 2:00 P.M. (New York time), in the case of Base Rate Loans, on the date specified for any Loans, each applicable Lender shall make available to the Administrative Agent the portion of the Loans to be made by it on such date, in immediately available funds, for the account of the Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same in immediately available funds in the appropriate account or accounts of the Borrower and by disbursing such funds as indicated in writing in the related Loan Request prior to the date such Loans are proposed to be made.

       Section 1.07. Payments, Prepayments and Termination or Reduction of the Revolver Commitments.

       (a) (i) All voluntary reductions of the Revolver Commitments under
Section 1.07(b), (ii) voluntary prepayments of the Term Notes under Section 1.07(c), (ii) all mandatory prepayments applicable to all of the Notes required under Sections 1.07(e), (f) and (g) and (iv) all mandatory reductions of the Revolver Commitments required in connection with such mandatory prepayments shall be made on a pro rata basis such that, in each case, the ratio of (A) the aggregate reduction of the Revolver Commitments to (B) the aggregate prepayments of the Term Notes made concurrently therewith shall equal the ratio of (1) the aggregate Revolver Commitments to (2) the aggregate principal amount of the Term Notes then outstanding, in each case as of the date of such reduction and prepayment.

       (b) Voluntary Reductions of Revolver Commitments and Related Prepayments. At any time prior to the Expiration Date, upon at least three (3) Business Days' written notice to the Administrative Agent in the form of Schedule 1.07(b) (each, a "Revolver Commitment Reduction Notice") signed by a duly authorized representative of the Borrower, the Borrower may permanently terminate or permanently reduce any of the Revolver Commitments, provided as follows:

                (i) any such reduction shall be in an aggregate amount of not less than $1,000,000 or, if greater, an integral multiple thereof;

                (ii) after giving effect to any such reduction, the aggregate unutilized portion of the Available Revolver Commitments shall equal or exceed $10,000,000;

                (iii) concurrently with each such reduction, the Borrower shall permanently prepay the Term Notes in the ratable amount required to comply with Section 1.07(a) and as provided in Section 1.07(c);

                (iv) any such reduction shall apply to each Revolver Lender's Revolver Commitment pro rata as provided in Section 1.15; and

                (v) simultaneously with each such reduction, the Borrower (A) shall pay to the Administrative Agent, for the ratable account of each Revolver Lender, any then accrued unpaid Commitment Fee on the terminated or reduced portion of the respective Revolver Commitments, (B) shall pay any indemnification payments due in accordance with Section 1.12 in respect of LIBOR Loans so prepaid, and (C) shall repay such amount of the aggregate principal amount of the Revolver Notes as shall cause the outstanding principal balance thereunder to be less than or equal to the aggregate Available Revolver Commitments, after giving effect to such reduction, provided that any such prepayment shall be an aggregate amount of not less than $1,000,000 or, if greater, an integral multiple of $250,000, in the case of LIBOR Loans so prepaid, or $250,000 or, if greater, integral multiples thereof, with respect to Base Rate Loans so prepaid.

Each Revolver Commitment Reduction Notice shall specify the date fixed for such termination or reduction, the aggregate principal amount thereof and the aggregate principal amount of the Revolver Notes required to be repaid hereunder on such date.

       (c) Voluntary Prepayments of the Term Notes. At any time, upon at least three (3) Business Days' written notice to the Administrative Agent in the form of Schedule 1.07(c) (each, a "Prepayment Notice"), the Borrower may permanently prepay the Term Notes, provided as follows:

                (i) any such prepayment shall be in an aggregate amount of not less than $1,000,000 or, if greater, an integral multiple of $250,000;

                (ii) each such prepayment shall apply to each Term Lender's Term Note pro rata as provided in Section 1.15;

                (iii) concurrently with each such prepayment, the Borrower shall permanently reduce the Revolver Commitments in the ratable amount required to comply with Section 1.07(a) and as provided in Section 1.07(b); and

                (iv) simultaneously with each such prepayment, the Borrower shall pay any indemnification payments due in accordance with Section
       1.12 in respect of LIBOR Loans so prepaid.

       (d) Mandatory Reductions of the Revolver Commitments; 1998 Year End Reduction. The aggregate Revolver Commitments shall be automatically reduced as scheduled in Section 1.01(f). In addition, the aggregate Revolver Commitments shall be automatically reduced on December 31, 1998, if and to the extent that the unutilized portion of the Available Revolver Commitments on such date exceeds $15,000,000.

       (e) Casualty Events. Within one hundred eighty (180) days following the receipt by the Borrower or any of the Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event (or upon such earlier date as the Borrower or any Subsidiary shall have determined not to repair or replace the asset or property affected by such Casualty Event), which proceeds, together with all other such proceeds therefor received in respect of Casualty Events, exceed $500,000 in the aggregate, the Borrower shall prepay the Notes, and the Revolver Commitments shall be automatically reduced by an amount equal to the portion of such prepayments applied to the Revolver Notes, as provided in Section 1.07(h), in an aggregate amount, if any, equal to the aggregate amount of such proceeds not theretofore applied to the repair or replacement of such asset or property under Section 6.02(b). Nothing in this
Section 1.07(e) shall be deemed (i) to limit any obligation of the Companies pursuant to the Security Agreements to remit to the Collateral Account the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event, (ii) to obligate the Administrative Agent to release any of such proceeds from the Collateral Account to the Borrower or any Subsidiary during the existence of any Default or (iii) to apply to temporary prepayments of the Notes from insurance proceeds pending completion of repairs and restoration within the one hundred eighty (180) day period referred to above.

       (f) Excess Cash Flow. On or before May 1 of each year, commencing May 1, 2000, the Borrower shall prepay the Notes, and the Revolver Commitments shall be automatically reduced by an amount equal to the portion of such prepayments applied to the Revolver Notes, in an aggregate amount equal to fifty percent (50%) of Excess Cash Flow for the immediately preceding fiscal year, as provided in Sections 1.07(h) and (i).

       (g) Dispositions of Assets. Without limiting the obligation of the Borrower under Section 7.03 to obtain the consent of the Required Lenders to any Disposition not otherwise permitted hereunder, the Borrower agrees (i) two (2) Business Days prior to the occurrence of any disposition of assets or properties other than pursuant to Section 7.03(a), to deliver to the Administrative Agent (in sufficient copies for each Lender) a statement, certified by the chief executive officer or chief financial officer of the Borrower and in reasonable detail, of the estimated amount of the Net Cash Proceeds of such Disposition and
(ii) that in the event such Disposition is completed, the Borrower will prepay the Notes, and the Revolver Commitments will be subject to automatic reduction by an amount equal to the portion of such prepayments applied to the Revolver Notes, as follows:

                (A) on the date of such Disposition, in an aggregate amount equal to 100% of the Net Cash Proceeds of such Disposition received by the Borrower or any of the Subsidiaries on the date of such Disposition; and

                (B) thereafter, quarterly, on the date of the delivery to the Administrative Agent pursuant to Section 6.05 hereof of the financial statements for each fiscal quarter or (if earlier) the date which is forty-five (45) days after the end of such fiscal quarter, to the extent the Borrower or any Subsidiary shall receive Net Cash Proceeds during such fiscal quarter under deferred payment arrangements or investments entered into or received in connection with any Disposition, an amount equal to 100% of the aggregate amount of such Net Cash Proceeds, provided that if, prior to the date upon which the Borrower would otherwise be required to make a prepayment under this paragraph (B) with respect to any fiscal quarter, all such Net Cash Proceeds received in cash shall aggregate an amount that will require a prepayment of $250,000 or more under this paragraph (B) with respect to such fiscal quarter, then the Borrower shall immediately make a prepayment under this paragraph (B) in an amount equal to such required prepayment.

Notwithstanding the foregoing, provided that no Default exists as of the date of any such Disposition, the Borrower shall not be required to make a prepayment pursuant to this Section 1.07(g) with respect to the first $20,000,000 in Net Cash Proceeds from any such Disposition or all Dispositions in the aggregate after the date hereof in the event that the Borrower advises the Administrative Agent at the time the Net Cash Proceeds from such Disposition (or the last in any such series of Dispositions) are received that it intends to reinvest such Net Cash Proceeds in replacement assets pursuant to a Permitted Acquisition, so long as:

                (1) such Net Cash Proceeds are (x) held by the Administrative Agent in the Collateral Account pending such reinvestment, in which event the Administrative Agent need not release such Net Cash Proceeds except upon presentation of evidence satisfactory to it that such Net Cash Proceeds are to be so reinvested in compliance with the provisions of this Agreement, (y) applied by the Borrower to the prepayment of the Revolver Notes without permanent reduction of the Revolver Commitments in such amount (in which event the Borrower agrees to advise the Administrative Agent in writing at the time of such prepayment of Revolver Notes that such prepayment is being made from the proceeds of a Disposition) or (z) held and applied in any combination of clauses (x) and (y) above; and

                (2) the Net Cash Proceeds from any such Disposition are in fact so reinvested prior to the earlier to occur of (x) 180 days following the date of such Disposition, unless a definitive agreement with respect to a Permitted Acquisition utilizing Net Cash Proceeds shall have been entered into within such period, or (y) in such event, 270 days following such Disposition, it being understood that, in the event Net Cash Proceeds from more than one Disposition are paid into the Collateral Account or applied to the prepayment of the Revolver Notes as provided in subparagraph (1) above, such Net Cash Proceeds shall be deemed to be released in the same order in which such Dispositions occurred.

Accordingly, any such Net Available Proceeds so held for more than the 180 or 270 day period referred to in subparagraph (2) above shall be forthwith applied to the prepayment of the Notes and the reduction of the Revolver Commitments (by an amount equal to the portion of such prepayments applied to the Revolver Notes) as provided above. Nothing in this Section 1.07 shall be deemed to obligate the Administrative Agent to release any of such proceeds from the Collateral Account to the Borrower or any Subsidiary for purposes of reinvestment as aforesaid during the existence of any Default.

       (h) Application of Reductions of the Revolver Commitments. Upon the occurrence of any of the events described in the above paragraphs of this
Section 1.07, the amount of the proposed or required reduction of the Revolver Commitments, if any, shall be applied to the reduction of the Revolver Lenders' respective Revolver Commitments on a pro rata basis, as provided in Section
1.15. Each such reduction of the aggregate Revolver Commitments shall be applied as follows:

                (i) in the case of reductions made out of Excess Cash Flow under
       Section 1.07(f), to subsequent scheduled automatic reductions of the Revolver Commitments under Section 1.01(f) in the inverse order in which they appear; and

                (ii) in the case of all other reductions, to reduce the dollar levels of each of the Revolver Commitments shown in the Table of scheduled automatic reductions under Section 1.01(f) for reduction dates occurring after the date of the applicable reduction ratably in accordance with the dollar levels shown in such Table.

       (i) Applications of Prepayments.

                (i) All voluntary prepayments of the Notes under Sections 1.07(b) and (c) (A) shall be made without set-off, deduction or counterclaim, and (B) unless otherwise specified in this Section 1.07, shall be applied first, to overdue interest, fees and expenses hereunder, and second, to pay principal of the Revolver Notes and the Term Notes ratably as provided in Section 1.07(a) (in each case pro rata among the respective Lenders as provided in Section 1.15).

                (ii) All mandatory prepayments of the Notes under Section 1.07(d), (e), (f) and (g) (A) shall be made without set-off, deduction or counterclaim, and (B) unless otherwise specified in Section 1.07, shall be applied first, to overdue interest, fees and expenses hereunder, second, to pay principal of the Revolver Notes and installments of principal of the Term Notes, in the inverse order of maturity, ratably between the Revolver Notes and the Term Notes as provided in Section 1.07(a), provided, in each case, that (A) payments of principal of the Revolver Notes shall be applied to the Revolver Lenders' respective Revolver Notes pro rata as provided in Section 1.15, unless otherwise agreed to by the Revolver Lenders, (B) payments of principal of the Term Notes shall be applied to the Term Lenders' respective Term Notes pro rata as provided in Section 1.15, unless otherwise agreed to by the Term Lenders and (C) applications of prepayments to principal shall be made first to Base Rate Loans and then to LIBOR Loans.

       Section 1.08. Revolver Commitment Fee. The Borrower shall pay to the Administrative Agent, for the ratable account of each Revolver Lender, a non-refundable fee (the "Commitment Fee") on the aggregate daily unutilized portion of the Available Revolver Commitments from the Closing Date to and including the earlier of the termination of the Revolver Commitments or the Expiration Date, at the rate of one-half of one percent (1/2%) (computed on the basis of the actual number of days elapsed over a 365-366 day year), payable quarterly on each Quarterly

Date, without setoff, deduction or counterclaim, with a final payment at the maturity of the Revolver Notes, whether by payment, prepayment, acceleration or otherwise.

         Section l.09. Requirements of Law.

         (a) In the event that any Regulatory Change shall:

                (i) change the basis of taxation of any amounts payable to any Lender under this Agreement or any Notes in respect of any Loans, including without limitation LIBOR Loans (other than taxes imposed on the overall net income of such Lender in its jurisdiction of organization or in the jurisdiction where its lending office is located);

                (ii) impose or modify any reserve, compulsory loan assessment, special deposit or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any office of such Lender (including any of such Loans or any deposits referred to in the definition of "LIBOR Base Rate" in Article XI); or

                (iii) impose any other conditions affecting this Agreement in respect of Loans, including without limitation LIBOR Loans (or any of such extensions of credit, assets, deposits or liabilities);

and the result of any of the foregoing shall be to increase such Lender's costs of making or maintaining any Loans, including without limitation LIBOR Loans or any Commitment, or to reduce any amount receivable by such Lender hereunder in respect of any of its LIBOR Loans or any Commitment, in each case only to the extent that such additional amounts are not included in the LIBOR Base Rate or Base Rate applicable to such Loans, then the Borrower shall pay on demand to such Lender, through the Administrative Agent, and from time to time as specified by such Lender, such additional amounts as such Lender shall reasonably determine are sufficient to compensate such Lender for such increased cost or reduced amount receivable.

       (b) If at any time after the date of this Agreement any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Lending Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption or implementation of any Regulatory Change regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof (whether or not having the force of law), has or will have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of the existence of its obligations hereunder to a level below that which such Lender or its holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time following written notice by such Lender to the Borrower as provided in paragraph (c) of this

Section, within fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender, through the Administrative Agent, such additional amount or amounts as such Lender shall reasonably determine will compensate such Lender or such corporation, as the case may be, for such reduction, provided that to the extent that any or all of the Borrower's liability under this Section arises following the date of the adoption of any such Regulatory Change (the "Effective Date"), such compensation shall be payable only with respect to that portion of such liability arising after notice of such Regulatory Change is given by such Lender to the Borrower (unless such notice is given within sixty
(60) days after the Effective Date, in which case such compensation shall be payable in full).

       (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail the computation of any additional amounts payable pursuant to this Section submitted by such Lender to the Borrower shall be delivered to the Borrower and the other Lenders promptly after the initial incurrence of such additional amounts and shall be conclusive in the absence of manifest error. The covenants contained in this Section shall survive for six months following the termination of this Agreement and the payment of the outstanding Notes. No failure on the part of any Lender to demand compensation under paragraph (a) or
(b) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation thereunder.

         Section 1.10. Limitations on LIBOR Loans; Illegality.

       (a) Anything herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any LIBOR Loans for any applicable Interest Period, the Administrative Agent shall determine (which determination shall be conclusive absent manifest error) that:

                (i) by reason of any event affecting United States money markets or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement; or

                (ii) the rates of interest referred to in the definition of "LIBOR Base Rate" in Article XI, on the basis of which the rate of interest on any LIBOR Loans for such period is determined, do not accurately reflect the cost to the Lenders of making or maintaining such LIBOR Loans for such period; then the Administrative Agent shall give the Borrower prompt notice thereof (and shall thereafter give the Borrower prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the Lenders shall be under no obligation to make LIBOR Loans or to convert Base Rate Loans into LIBOR Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for any outstanding LIBOR Loans, either prepay such LIBOR Loans in accordance with Sections 1.01 and 1.07 or convert such Loans into Base Rate Loans in accordance with Section 1.05.

       (b) Notwithstanding any other provision herein, if for any reason a Lender shall be unable to make or maintain LIBOR Loans as contemplated by this Agreement, such Lender shall provide prompt written notice to the Borrower and
(i) such Lender's commitment hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Base Rate Loans to LIBOR Loans shall thereupon terminate and
(ii) such Lender's Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, and if the reason for such Lender's inability to make or maintain LIBOR Loans as contemplated by this Agreement is a Regulatory Change, then the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 1.12.

         Section 1.11. Taxes.

       (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (all such taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"); provided, however, that the term "Taxes" shall not include net income taxes, franchise taxes (imposed in lieu of net income taxes) and general intangibles taxes (such as those imposed by the State of Florida) imposed on the Administrative Agent or any Lender, as the case may be, as a result of a present or former connection or nexus between the jurisdiction of the government or taxing authority imposing such tax (or any political subdivision or taxing authority thereof or therein) and the Administrative Agent or such Lender other than that arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the Notes or any of the Security Documents. If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower in respect of this Agreement or the Notes, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. If, after any payment of

Taxes by the Borrower under this Section, any part of any Tax paid by the Administrative Agent or any Lender is subsequently recovered by the Administrative Agent or such Lender, the Administrative Agent or such Lender shall reimburse the Borrower to the extent of the amount so recovered. A certificate of an officer of the Administrative Agent or such Lender setting forth the amount of such recovery and the basis therefor shall, in the absence of manifest error, be conclusive. The Administrative Agent and the Lenders shall use reasonable efforts to notify the Borrower of their attempts, if any, to obtain abatements of any such Taxes and the receipt by the Administrative Agent or the Lenders of any funds in connection therewith. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

       (b) Each Lender, if any, that is not incorporated under the laws of the United States or a state thereof agrees that prior to the date any payment is required to be made to it hereunder it will deliver to the Borrower and the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Borrower and the Administrative Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (x) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (y) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

       Section 1.12. Indemnification. The Borrower shall pay to the Administrative Agent, for the account of each Lender, upon the request of such Lender delivered to the Administrative Agent and thereafter delivered by the Administrative Agent to the Borrower, such amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender (as reasonably determined by such Lender) as a result of:

       (a) any payment or prepayment or conversion of any LIBOR Loan held by such Lender on a date other than the last day of the Interest Period for such LIBOR Loan (including without limitation any such payment, prepayment or conversion required under Section 1.05 or 1.07); or

       (b) any failure by the Borrower to borrow, convert into or continue a LIBOR Loan on the date for such borrowing specified in the relevant Loan Request or Interest Rate Option Notice under Section 1.05 or otherwise.

Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. The determination by each such Lender of the amount of any such loss or expense, when set forth in a written notice delivered to the Administrative Agent (and thereafter delivered by the Administrative Agent to the Borrower), containing such Lender's calculation thereof in reasonable detail, shall be conclusive in the absence of manifest error.

       Section 1.13. Payments Under the Notes. All payments and prepayments made by the Borrower of principal of, and interest on, the Notes and other sums and charges payable under this Agreement, including without limitation the Commitment Fee and any payments under Sections 1.09, 1.11 and 1.12, shall be made in immediately available funds to the Administrative Agent (as specified in Section 14.03) for the accounts of the Lenders as provided in Section 1.15 and otherwise herein and, with respect to fees payable to the Agents and their affiliates, the Fee Letters, not later than 2:00 P.M. (New York Time), on the date on which such payment shall become due. The failure by the Borrower to make any such payment by such hour shall not constitute a Default hereunder so long as payment is received later that day, provided that any such payment made after 2:00 P.M. (New York Time), on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Notes. The Borrower shall, at the time of making each payment under this Agreement or the Notes, specify to the Administrative Agent the Notes or amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payments in such manner as the Required Lenders may direct or, absent such direction, as it determines to be appropriate, subject to the provisions of
Section 1.15). Except as otherwise provided in the definition of "Interest Period" with respect to LIBOR Loans, if any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, such payment shall be deemed due on the next following Business Day and interest shall be payable at the applicable rate specified herein through such extension period. The Administrative Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any deposit account of the Borrower with the Administrative Agent or such Lender, as the case may be. Each payment received by the Administrative Agent under this Agreement or any Note for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender for the Note in respect to which such payment is made.

       Section 1.14. Set-Off, Etc. The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender (and each subsequent holder of any Note) shall be entitled, at its option, to offset balances held by it, or by any of its respective branches or agencies, for the account of the Borrower at any of its or their offices, in Dollars or in any other currency, against any principal of or interest on the Notes held by such Lender (or subsequent noteholder) or other fees or charges owed to such Lender (or subsequent noteholder) hereunder which are not paid when due (regardless of whether such balances are then due to the Borrower and regardless of whether the Lenders are otherwise fully secured), in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that such Lender's (or subsequent noteholder's) failure to give such notice shall not affect the validity thereof and (as security for any Indebtedness hereunder) the Borrower hereby grants to the Administrative Agent and the Lenders a continuing security interest in any and all balances, credit, deposits, accounts or moneys of the Borrower maintained with the Administrative Agent and any Lender now or hereafter. If a Lender (or subsequent noteholder) shall obtain payment of any principal, interest or other amounts payable under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or otherwise, it shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Note(s) held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal amounts of and interest on the Note(s) held by each of them. To such end, the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender or any other Person which purchases a participation (or direct interest) in the Note(s) held by any or all of the Lenders (each being hereinafter referred to as a "Participant") may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Participant were a direct holder of Notes in the amount of such participation, provided that the Borrower was notified of such purchase. Nothing contained herein shall be deemed to require any Participant to exercise any such right or shall affect the right of any Participant to exercise, and retain the benefits of exercising, any such right with respect to any indebtedness or obligation of the Borrower, other than the Borrower's indebtedness and obligations under this Agreement.

       Section 1.15. Pro Rata Treatment; Sharing.

       (a) Except to the extent otherwise provided herein and, with respect to fees payable to the Agents and their affiliates, the Fee Letters, and except as otherwise agreed by the Lenders: (i) each borrowing from the Revolver Lenders under the Revolver Commitments shall be made from the Revolver Lenders and each payment of the Commitment Fee under Section 1.08 shall be made to the Revolver Lenders pro rata according to the amounts of their respective unutilized Revolver Commitments; (ii) each borrowing from the Term Lenders of a Term Loan shall be made from the Term Lenders pro rata according to the amounts of their respective unutilized Term Commitments; (iii) the principal amount of LIBOR Loans made by each Revolver Lender shall be determined on a pro rata basis in accordance with its respective Revolver Commitment

(when making Revolving Loans) or the outstanding principal amount of the Revolving Loans owed to such Revolver Lender (in the case of conversions to or continuations of Revolving Loans as LIBOR Loans); (iv) the principal amount of LIBOR Loans made by each Term Lender shall be determined on a pro rata basis in accordance with its Term Commitment (when making Term Loans) or the outstanding principal amount of the Term Loans owed to such Term Lender (in the case of conversions to or continuations of Term Loans as LIBOR Loans); (v) each Revolver Lender's share of each Letter of Credit under Section 1.03 and of the Letter of Credit Fee shall be determined pro rata according to the amounts of the Revolver Lenders' respective Revolver Commitments; (vi) each payment and prepayment of principal of the Revolver Notes and repayments of Letter of Credit Disbursements shall be allocated to the Revolver Lenders pro rata in accordance with the unpaid principal amounts of the respective Revolver Notes held by the Revolver Lenders; (vii) each payment and prepayment of principal of the Term Notes shall be allocated to the Term Lenders pro rata in accordance with the unpaid principal amounts of the respective Term Notes held by the Term Lenders; (viii) each payment of interest on the Revolver Notes shall be allocated to the Revolver Lenders pro rata in accordance with the unpaid principal amounts of their respective Revolver Loans; (ix) each payment of interest on the Term Notes shall be allocated to the Term Lenders pro rata in accordance with the unpaid principal amounts of their respective Term Loans; (x) each payment of any other sums and charges payable for the Lenders' account under this Agreement (except for the Issuance Fee which shall be retained by the Issuing Bank and the fees payable under the Fee Letters, which are payable solely in accordance therewith) shall be allocated to the Lenders pro rata in accordance with the respective unpaid principal amounts of the aggregate Loans made by each of them; (xi) each payment under Section 1.09, 1.11 or 1.12 shall be made to each Lender in the amount required to be paid to such Lender to adequately indemnify or compensate such Lender for losses suffered or costs incurred by such Lender as provided in such Section; and (xii) notwithstanding the foregoing, after and during the continuance of a Default, each distribution of cash, property, securities or other value received by any Lender, directly or indirectly, in respect of the Borrower's Indebtedness hereunder, whether pursuant to any attachment, garnishment, execution or other proceedings for the collection thereof or pursuant to any bankruptcy, reorganization, liquidation or other similar proceeding or otherwise, after payment of collection and other expenses as provided herein and in the Security Documents, shall be apportioned among the Lenders pro rata based upon the respective aggregate unpaid principal amount of all Loans owed to each of them and their respective shares of the aggregate Letter of Credit Exposure.

       (b) Notwithstanding the foregoing, if any Lender (a "Recovering Party") shall receive any such distribution referred to in Section 1.15 (a) (xii) above (a "Recovery") in respect thereof, such Recovering Party shall pay to the Administrative Agent for distribution to the Lenders as set forth herein their respective pro rata shares of such Recovery, based on the Lenders' pro rata shares of all Loans outstanding at such time, unless the Recovering Party is legally required to return any Recovery, in which case each party receiving a portion of such Recovery shall return to the Recovering Party its pro rata share of the sum required to be returned without interest. For purposes of this Agreement, calculations of the amount of the pro rata share of each Lender shall be rounded to the nearest whole dollar.

       (c) The Borrower acknowledges and agrees that, if any Recovering Party shall be obligated to pay to the other Lenders a portion of any Recovery pursuant to Section 1.17(b) and shall make such recovery payment, the Borrower shall be deemed to have satisfied its obligations in respect of Indebtedness held by such Recovering Party only to the extent of the Recovery actually retained by such Recovering Party after giving effect to the pro rata payments by such Recovering Party to the other Lenders. The obligations of the Borrower in respect of Indebtedness held by each other Lender shall be deemed to have been satisfied to the extent of the amount of the Recovery distributed to each such other Lender by the Recovering Party.

       Section 1.16. Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified in writing by a Lender or the Borrower prior to the date on which such Lender or the Borrower is scheduled to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by it hereunder or (in the case of the Borrower) a payment to the Administrative Agent for the account of any or all of the Lenders hereunder (such payment being herein referred to as a "Required Payment"), which notice shall be effective upon actual receipt, that it does not intend to make such Required Payment to the Administrative Agent, the Administrative Agent may (but shall not be required to) assume that the Required Payment has been made and may (but shall not be required to), in reliance upon such assumption, make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, or with respect to payment received by the Borrower, within three (3) Business Days after such receipt repay to the Administrative Agent for the Administrative Agent's own account the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to
(a) the Federal Funds Rate for such day, with respect to interest paid by such Lender, or (b) the applicable rate provided under Section 1.04, with respect to interest paid by the Borrower.

       Section 1.17. Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note and (a) in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrower (provided, however, that if the holder of such Note is the original holder of such Note or a financial institution with net capital, capital surplus and undivided profits in excess of $50,000,000 its own agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of any such mutilation, upon the surrender of such Note for cancellation, the Borrower will execute and deliver, in lieu of such lost, stolen, destroyed, or mutilated Note, a new Note of like tenor.

       II. SECURITY; SUBORDINATION; USE OF PROCEEDS

       Section 2.01. Security for the Obligations; Subordination; Etc.

       (a) Except as specified in Schedule 2.01(a) attached hereto, the Borrower's obligations hereunder, under the Notes and in respect of any Rate Hedging Obligations entered into with any Hedging Lenders shall be secured at all times by:

                (i) the unconditional guaranty of each of the Subsidiaries and the Parent (provided that the Parent's guaranty shall be non-recourse except to the extent of the Collateral required to be provided by the Parent under subparagraph (v) below);

                (ii) a first priority perfected security interest in and lien upon all presently owned and hereafter acquired tangible and intangible personal property and fixtures of each of the Borrower and the Subsidiaries, including any intercompany notes, obligations or agreements, subject only to any prior Liens expressly permitted under this Agreement;

                (iii) first mortgages on all presently owned and hereafter acquired real estate owned by each of the Borrower and the Subsidiaries, subject only to any prior Liens expressly permitted under this Agreement, together with mortgagee's title insurance policies acceptable to the Lenders;

                (iv) first priority perfected collateral assignments of or leasehold mortgages on all real estate leases in which any of the Borrower and the Subsidiaries now has or may in the future have an interest and such third party consents, lien waivers, non-disturbance agreements and estoppel certificates as the Administrative Agent shall reasonably require, together with mortgagee's title insurance policies acceptable to the Administrative Agent;

                (v) a first priority perfected collateral assignment and/or pledge of all of the issued and outstanding ownership interests of each of the Borrower and the Subsidiaries (including the PST Transfer Preferred Stock but excluding any other Permitted Preferred Stock) and all warrants, options and other rights to purchase such ownership interests; and

                (vi) first priority perfected collateral assignments of (i) all NRTC Member Agreements and any other satellite broadcasting distribution agreements and (ii) all such management agreements, programming agreements and other agreements as the Administrative Agent shall reasonably deem necessary to protect the interests of the Lenders, together, in each case with such third party consents, lien waivers and estoppel certificates as the Administrative Agent shall reasonably require, including without limitation the consents of the NRTC and DirecTv.

       (b)  Subordination.

                (i) All existing and hereafter arising indebtedness of the Borrower and the Subsidiaries, if any, to Sellers which constitutes Permitted Seller Subordinated Debt shall be subordinated to any Indebtedness of the Companies to the Agents or the Lenders pursuant to subordination agreements substantially in the form of Schedule 2.01(b) with any material changes thereto to be satisfactory to the Required Lenders, in their sole discretion (each, a "Seller Subordination Agreement", and collectively, the "Seller Subordination Agreements"). Notwithstanding the foregoing, the consent of the Administrative Agent (in its sole discretion) shall be sufficient (without further approval by the Lenders) to approve revisions to such form necessary (i) to permit the issuance to any subordinated Seller of Junior Reorganization Securities and (ii) to waive the requirement that the promissory notes evidencing such Seller's Permitted Seller Subordinated Debt be pledged and delivered to the Administrative Agent as security.

                         (ii) Without limiting the generality of Section 7.01, all existing and hereafter arising indebtedness of the Borrower and the Subsidiaries to the Manager and the Parent shall be subordinated to any Indebtedness of the Companies to the Lenders pursuant to subordination agreements satisfactory in form and substance to the Required Lenders (each, an "Affiliate Subordination Agreement", and collectively, the "Affiliate Subordination Agreements").

       (c) Security Documents. All agreements and instruments described or contemplated in this Section 2.01, together with any and all other agreements and instruments heretofore or hereafter securing the Notes, the Rate Hedging Obligations and the other Obligations or otherwise executed in connection with this Agreement, are sometimes hereinafter referred to collectively as the "Security Documents" and each individually as a "Security Document". The Borrower agrees to take such action as the Lenders may reasonably request from time to time in order to cause the Administrative Agent and the Lenders to be secured at all times as described in this Section.

       Section 2.02. Use of Proceeds. The proceeds of the Revolving Loans and the Term Loans shall be applied (a) to repay $19,775,437 in advances previously made to the Borrower and its Subsidiaries by the Parent in connection with the Prior Acquisitions and for working capital (collectively, "Refinanced Acquisition Costs"), (b) to support the issuance of Letters of Credit, (c) for working capital, Capital Expenditures and general corporate purposes and (d) subject to availability, to finance Permitted Acquisitions, including Transaction Costs. Attached as Schedule 2.02 hereto is the Borrower's current projection, as of the date hereof, of its sources and uses of proceeds as of the Closing Date.

       III. CONDITIONS OF MAKING THE LOANS

       Section 3.01. Conditions to the First Loans. The obligations of the Lenders to make Loans to the Borrower on the Closing Date are subject to the following conditions:

       (a) Representations and Warranties. The representations and warranties of the Borrower and its Affiliates set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date hereof and on the Closing Date and the Borrower shall have performed all obligations which were to have been performed by it hereunder prior to the Closing Date.

       (b) Loan Documents and Organizational Documents. The Borrower shall have executed and/or delivered to the Administrative Agent (or shall have caused to be executed and delivered to the Administrative Agent by the appropriate Persons), the following:

                (i) The Notes;

                (ii) All of the Security Documents, including without limitation all Uniform Commercial Code Financing Statements and Termination Statements and all mortgages, deeds of trusts and amendments thereto, lessor consents and waivers and related title insurance policies, if any, required by the Administrative Agent or its counsel, in connection with the Borrower's compliance with the provisions of Section 2.01;

                (iii) Certified copies (pursuant to Part A of the form attached as Schedule 3.01) of the resolutions of the Board of Directors of each Company and the Parent authorizing the execution and delivery of the Loan Documents to which it is a party;

                (iv) A copy of the Certificate or Articles of Incorporation of each Company and the Parent (including the PCC Preferred Stock Designation), with any amendments thereto, certified by the appropriate Secretary of State and (pursuant to Part A of the form attached as Schedule 3.01) by the Secretary or an Assistant Secretary of such Company;

                (v) For each Company, certificates of legal existence and good standing (both as to corporation law, if applicable, and, if available, tax matters) issued as of a reasonably recent date by such Company's state of organization and any other state in which such Company is authorized or qualified to transact business;

                (vii) No later than three (3) Business Days prior to the Closing Date, to the extent requested by the Administrative Agent, true and correct copies of all NRTC Member Agreements and other DBS Agreements, all other material governmental licenses, franchises and permits, all material NRTC, DirecTv and other third party consents and all other material leases, contracts, agreements, instruments and other documents specified in Schedules 4.04, 4.07, 4.09, 4.16 and 4.19;

                 (viii) Such Uniform Commercial Code, Federal tax lien and judgment searches with respect to the Companies, any Seller being paid with the proceeds of any Loans (and the assets to be acquired under the related Acquisition Agreement) and any other third parties as the Administrative Agent shall require, the results thereof to be satisfactory to the Administrative Agent;

                 (ix) The Opening Balance Sheet;

                (x) Certificates of insurance evidencing the insurance coverage and policy provisions required in this Agreement; and

                (xi) Such other supporting documents and certificates as the Administrative Agent or the Lenders may reasonably request from time to time.

       (c) Subscriber Report. The Borrower shall have provided to the Administrative Agent a report in form satisfactory to the Administrative Agent executed on behalf of the Borrower by its chief executive officer or chief financial officer, certifying as to the following:

                (i) each of the Companies' DBS Subscriber Areas and the respective Paying Subscriber counts therefor, as of the most recent month end;

                (ii) the Penetration Percentage and Churn for the most recently ended month and the most recently ended period of six (6) consecutive months for which such information is available (but in no event, with respect to the first Loans hereunder, prior to the period ended December 31, 1996); and

                (iii) with detail satisfactory to the Administrative Agent, the ratio of (A) Adjusted Total Funded Debt as of the Closing Date to (B) the sum of (1) Paying Subscribers as of the most recent month end plus (2) any Paying Subscribers being acquired with the proceeds of such Loans.

       Such report shall reflect a minimum of 1,350,000 homes within the DBS Subscriber Areas and 53,000 Paying Subscribers, in each case for the Core Properties. Such Closing Date report and each updated report delivered hereafter in connection with subsequent Loans, which shall provide such information as of the applicable Borrowing Date rather than as of the Closing Date, is referred to herein as a "Subscriber Report".

       (d) Officer's Certificates as to Compliance, Documents, Etc. The Borrower shall have provided to the Administrative Agent one or more compliance and other closing certificates, in forms satisfactory to the Administrative Agent, executed on behalf of the Borrower by its chief executive officer or chief financial officer, certifying as to satisfaction by the Borrower of the conditions to lending set forth in this Section 3.01 and in Sections 3.02 and 3.03, as applicable, and, specifically, as to certain matters specified therein, and including the certifications and attachments referred to in Sections 3.01(b)
(iii), (iv) and (v), substantially in the form of Part B of Schedule 3.01 attached hereto.

       (e) Equity Financing. (i) The Parent shall have made cash equity contributions to the Borrower (including the cash portion of the purchase price for each of the Core Properties funded by capital contributions from the Parent) of at least $74,200,000 in the aggregate through the Closing Date (the "Cash Equity"), and (ii) the Borrower shall have detailed the dates and amounts of the Cash Equity and certified thereto in the certificate referred to in paragraph
(d) above.

       (f) PST Transfer. (i) All of the issued and outstanding shares of capital stock of Pegasus Satellite Television, Inc. (other than shares constituting Permitted Preferred Stock), formerly a subsidiary of Pegasus Media & Communications, Inc., which is itself a subsidiary of the Parent ("PM&C"), shall have been transferred, directly or indirectly, to the Borrower, (ii) the consents of PM&C's senior lenders and of any other third parties required in connection with the intermediate transfer of such shares by PM&C to a new subsidiary of PM&C and such subsidiary's transfer thereof to the Borrower in exchange for Permitted Preferred Stock of the Borrower (collectively, the "PST Transfer") shall have been obtained and (iii) the Administrative Agent shall have received satisfactory evidence of the foregoing.

       (g) No Material Adverse Change. As of the date hereof and as of the Closing Date, and since December 31, 1996, no event or circumstance shall have occurred which could have a Material Adverse Effect.

       (h) Company Counsel Opinion. The Administrative Agent shall have received the favorable written opinion of Drinker Biddle & Reath LLP, counsel to the Companies and the Parent dated as of the date hereof, addressed to the Agents and the Lenders and reasonably satisfactory to the Administrative Agent in scope and substance;

       (i) Legal and Other Fees. As of the date hereof and as of the Closing Date, all fees owed to the Agents, the Lenders and their respective Affiliates under the Fee Letters and all legal fees and expenses of counsel to the Administrative Agent incurred through such date shall have been paid in full.

       (j) Review by Administrative Agent's Counsel. All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to counsel for the Administrative Agent.

       Section 3.02. Acquisition Loans. Without in any way limiting the discretion of the Required Lenders to approve or withhold approval (if required hereunder) of any Acquisition or to impose additional conditions upon their consent (if required hereunder) to such Acquisitions, the obligations of the Lenders to make any Loans to finance any Permitted Acquisition (collectively, "Acquisition Loans") are subject to the following conditions:

       (a) Revolver Availability. After giving effect to any such Acquisition Loans, the unutilized portion of the Available Revolver Commitment shall equal or exceed $10,000,000.

       (b) Acquisition Closings.

                (i) The transactions contemplated by the applicable Acquisition Agreement shall have been consummated (except for the payment of that portion of the purchase price thereunder being paid with the proceeds of Loans) substantially in accordance with the terms thereof and, in any event, in a manner reasonably satisfactory to the Administrative Agent, including without limitation the valid assumption by the Borrower or such Subsidiary of all liabilities of the applicable Sellers in respect of the assets and properties transferred under such Acquisition Agreement, other than liabilities not subject to assumption under such Acquisition Agreement which are otherwise addressed in a manner reasonably satisfactory to the Administrative Agent.

                (ii) The Administrative Agent shall have received evidence of the receipt of all licenses, permits, approvals and consents, if any, required with respect to such Acquisition and any other related transaction contemplated by this Agreement (including without limitation any required NRTC or DirecTv consents to the collateral assignment of any related NRTC Member Agreements and any other DBS Agreements to the Administrative Agent, on behalf of the Lenders), and any other consents or filings of or with applicable governmental authorities or other third parties.

                (iii) The Borrower shall have obtained from the applicable Sellers, on a best efforts basis, such Sellers' consents to the collateral assignment to the Administrative Agent of the rights of the Borrower or the applicable Subsidiary under the Acquisition Agreement and any other agreements executed thereunder, as required under Section 2.01(a).

                (iv) The Administrative Agent shall have received copies of the legal opinions delivered by the Seller(s) pursuant to the applicable Acquisition Agreement in connection with the Acquisition, and, on a best efforts basis, a letter from each Person delivering an opinion (or authorization within the opinion) authorizing reliance thereon by the Administrative Agent and the Lenders.

                (v) Any other conditions imposed by the Required Lenders in giving their consent (if required hereunder) to such Permitted Acquisition shall have been satisfied.

        (c) Due Diligence. The Administrative Agent and its counsel shall have completed their due diligence review with respect to the proposed Permitted Acquisition, including a review of all of DBS Agreements and other material agreements and shall be reasonably satisfied with the results of such review.

       (d) Officer's Certificates as to Compliance, Documents, Etc. The Borrower shall have provided to the Administrative Agent one or more compliance and other closing certificates, in forms reasonably satisfactory to the Administrative Agent, executed on behalf of the Borrower by its chief executive officer or chief financial officer, certifying as to satisfaction by the Borrower of the conditions to lending set forth in this Section 3.02 and in Section 3.03 and, specifically, as to certain matters specified therein.

        (e) Compliance Certificate. The Borrower shall have executed and delivered (or caused to be executed and delivered by the appropriate Subsidiaries) to the Administrative Agent a certificate of representations, warranties and compliance reasonably satisfactory in form and substance to the Administrative Agent, together with updated versions of Schedules to this Agreement and to any applicable Security Documents, to the extent appropriate in connection with such Permitted Acquisition.

       (f) Other Deliveries. The Companies shall have executed and/or delivered to the Administrative Agent (or shall have caused to be executed and delivered to the Administrative Agent by the appropriate persons), the following:

                (i) With respect to the assets to be acquired pursuant to such Acquisition, and the applicable Seller(s), all Uniform Commercial Code Financing Statements and Termination Statements and, if reasonably required by the Administrative Agent, all mortgages, deeds of trusts and amendments thereto and related title insurance policies, in each case in connection with the Borrower's compliance with the provisions of Section 2.01;

                (ii) Certified copies of the resolutions of the Board of Directors of each applicable Company authorizing such Permitted Acquisition;

                (iii) Such certificates of public officials and copies of material consents, agreements and other documents and such other supporting documents and information as the Administrative Agent shall reasonably request;

                (iv) If reasonably requested by the Administrative Agent, Environmental Site Assessments, Environmental Questionnaires and other information with respect to owned and leased real properties being acquired, which shall be reasonably satisfactory in all respects to the Required Lenders;

                (v) Such Uniform Commercial Code, Federal tax lien and judgment searches as the Administrative Agent shall reasonably require, the results thereof to disclose no liens except liens permitted by this Agreement and liens to be discharged upon completion of the Permitted Acquisition;

                (vi) A consolidated balance sheet for the Companies, giving pro forma effect to Permitted Acquisitions and the proposed Acquisition Loans, reflecting compliance with the provisions of Article V;

                (vii) Updated Projections, giving pro forma effect to the Permitted Acquisition and the proposed Loans;

                (viii) An updated Subscriber Report as of the Borrowing Date for such Loans;

                (ix) Certificates of insurance evidencing the additional insurance coverage and policy provisions required in this Agreement; and

                (ix) Such other supporting documents and certificates as the Administrative Agent or the Lenders may reasonably request. Such additional documents shall include, in the event that any limited liability company or limited partnership is formed or acquired as a Subsidiary, such organizational and other documents as the Administrative Agent shall reasonably request with respect thereto.

       (g) General and Local Counsel Opinions. The Administrative Agent shall have received the favorable written opinions of (i) general counsel or regularly employed outside counsel to the Companies and (ii) only if reasonably requested in connection with the recording of any mortgages or similar instruments or any material issues of state law raised in connection with such Loans or the related Permitted Acquisition, local counsel to the Companies, in each case dated the date of such Loans, addressed to the Agents and the Lenders and reasonably satisfactory to the Administrative Agent in scope and substance.

       (h) Legal Fees. All legal fees and expenses of counsel to the Administrative Agent incurred through the date of such Loans shall have been paid in full.

       (i) Review by Administrative Agent's Counsel. All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to counsel for the Administrative Agent.

       Section 3.03. All Loans. The obligations of the Lenders to make any Loans (including the Loans made on the Closing Date and in respect of Acquisitions consummated thereafter) and the obligation of the Issuing Bank to issue Letters of Credit are, in each case, subject to the following conditions:

       (a) All warranties and representations set forth in this Agreement shall be true and correct in all material respects as of the date such Loans are made or such Letter of Credit is issued (except to the extent they expressly relate to an earlier specified date or are affected by transactions or events occurring after the Closing Date and permitted or not prohibited hereunder).

       (b) As of the Borrowing Date of such Loans and since the Closing Date, no event or circumstance shall have occurred which has had or could have a Material Adverse Effect.

       (c) After giving effect to such Loans or the issuance of such Letter of Credit (both as of the proposed date thereof and, on a pro forma basis, the last day of the most recent month for which financial statements have been delivered to the Lenders under Section 6.05) and the use of proceeds thereof (whether for a Permitted Acquisition or otherwise), no Default shall have occurred and be continuing. Each telephonic or written request for Loans or for a Letter of Credit shall constitute a representation to such effect as of the date of such request and as of the date of such borrowing.

       (d) If applicable, the Administrative Agent shall have received a properly completed Loan Request, together with all such financial and other information as the Administrative Agent shall require to substantiate the current and pro forma certifications of no Default contained therein.

       (e) The Administrative Agent shall have received such other supporting documents and certificates as the Administrative Agent and the Required Lenders may reasonably request.

       Section 3.04. Lender Approvals. For purposes of determining compliance with the conditions precedent referred to in Sections 3.01, 3.02 and 3.03, on the date of the first Loans hereunder, each of the Lenders shall be deemed to have consented to, approved or accepted or be satisfied with each document or other matter which is the subject of such Lender's consideration under any of the provisions of such Sections, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the first Loans hereunder specifying its objection thereto and such Lender shall have failed to make available to the Administrative Agent such Lender's ratable share of the first Loans.

       IV. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lenders (which representations and warranties shall give effect to the consummation of all of the transactions, including Permitted Acquisitions and the PST Transfer, referred to in Section 3.01 and shall survive the delivery of the Notes and the making of the Loans and the issuance of Letters of Credit) that:

       Section 4.01. Financial Statements. The Borrower has heretofore furnished to the Lenders:

       (a) the audited and unaudited balance sheets and related statements of operations, stockholders' equity and cash flow of the Parent, the Borrower and its Subsidiaries described on Schedule 4.01(a) (the "Financial Statements"); and

       (b) the March 31, 1997 balance sheet of the Borrower and the Subsidiaries showing their pro forma financial condition after the consummation of any and all transactions contemplated to have occurred as of the Closing Date, as if they occurred on March 31, 1997, attached as Schedule 4.01(b) (the "Opening Balance Sheet").

       The Financial Statements have been prepared in accordance with GAAP. Since December 31, 1996, there has been no material adverse change in the assets, properties, business or condition (financial or otherwise) of the Parent or any of the Companies and no dividends or distributions have been declared or paid by the Parent or any of the Companies. Neither the Parent nor any of the Companies has any contingent obligations, liabilities for taxes or unusual forward or long-term commitments except as specified in such Financial Statements. The Opening Balance Sheet fairly represents the pro forma financial condition of the Companies as of its date. All financial projections submitted to the Lenders by the Borrower (including all projections set forth in the Budget) are believed by the Borrower to be reasonable in light of all information presently known by the Borrower. Except as set forth on Schedule 4.01(c), as of the date of this Agreement, the Parent has no Indebtedness. (Notwithstanding the foregoing, the representations set forth above with respect to the Parent are made solely as of the date hereof and the Closing Date.)

       Section 4.02. Organization, Qualification, Etc. Each of the Companies (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, all as specified in Schedule 4.02, (b) has the power and authority to own its properties and to carry on its business as now being conducted and as presently contemplated, (c) has the power and authority to execute and deliver, and perform its respective obligations under, this Agreement, the Notes and the Security Documents and all other agreements and instruments contemplated hereby and (d) is duly qualified to transact business in the jurisdictions specified in such Schedule 4.02 and in each other jurisdiction where the nature of its activities requires such qualification. As of the date of this Agreement none of the Companies has any Subsidiaries, except as described in Schedule 4.19.

       Section 4.03. Authorization; Compliance; Etc. The execution and delivery of, and performance by the Companies of their respective obligations under, this Agreement, the Notes, the Security Documents, the Acquisition Agreements and the other agreements and instruments relating thereto (all of the foregoing being hereinafter referred to collectively as the "Transaction Documents") have been duly authorized by all requisite corporate and partnership action and will not violate any provision of law, any order, judgment or decree of any court or other agency of government, the charter documents or by-laws of any corporate Company, the limited partnership agreement or certificate of limited partnership of any partnership Company, the operating agreement of any limited liability company or any indenture, agreement or other instrument to which any Company or the Parent is a party, or by which any Company or the Parent is bound, or be in conflict with (including without limitation the PCC Preferred Stock Designation and any DBS Agreement), result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be permitted under this Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Company or the Parent pursuant to, any such indenture, agreement or instrument. Each of the Transaction Documents constitutes the valid and binding obligation of each of the Companies and their Affiliates party thereto, enforceable against such party in accordance with its terms, subject, however to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action in law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right under any such agreement.

       Section 4.04. Governmental and Other Consents, Etc. Except for filings and recording required under Section 2.01 and the Security Documents and except as set forth in Schedule 4.04, none of the Companies or the Parent is required to obtain any consent, approval or authorization from, to file any declaration or statement with or to give any notice to, any Governmental Authority, the NRTC, DirecTv or any other Person (including, without limitation, any notices required under the applicable bulk sales law) in connection with or as a condition to the execution, delivery or performance of any of the Transaction Documents. Except as set forth in such Schedule 4.04, all consents, approvals and authorizations described in such Schedule have been duly granted and are in full force and effect on the date hereof and all filings described in such Schedule have been properly and timely made.

       Section 4.05. Litigation. Except as specified in Schedule 4.05, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened (nor is any basis therefor known to the Borrower), (a) which questions the validity of any of the Transaction Documents, or any action taken or to be taken pursuant hereto or thereto, in a manner or to an extent which would have a Material Adverse Effect, or (b) against or affecting any Company or the Parent which, if adversely determined, either in any case or in the aggregate, would have a Material Adverse Effect.

       Section 4.06. Compliance with Laws and Agreements. Except as disclosed in this Agreement, none of the Companies is a party to any agreement or instrument or subject to any partnership or other restriction which could have a Material Adverse Effect. None of the Companies or the Parent is in violation of any provision of its corporate charter or by-laws, partnership agreement or operating agreement, as the case may be, or of any material indenture, agreement or instrument to which it is a party or by which it is bound or, to the best of the Borrower's knowledge and belief, of any provision of law, the violation of which could have a Material Adverse Effect, or any order, judgment or decree of any court or other agency of government (including without limitation the Copyright Office). Without limiting the generality of the foregoing, all of the Obligations (a) are permitted under, and do not and will not violate, the PCC Preferred Stock Designation and (b) constitute "Senior Debt" and "Designated Senior Debt" under the Exchange Note Indenture (as defined in the PCC Preferred Stock Designation).

       Section 4.07. DBS Rights. Schedule 4.07 accurately and completely lists all DBS Agreements, including without limitation all NRTC Member Agreements, to which any Company is a party as of the Closing Date, and all areas in which any Company distributes DIRECTV and other DBS services thereunder. The Subsidiaries possess all such DBS Agreements and all exclusive DBS Rights and other rights and agreements as are necessary for the operation of their DBS businesses in accordance with the Projections, except to the extent that the absence thereof could not reasonably be expected to have a Material Adverse Effect. Each of such DBS Agreements and other rights and agreements is in full force and effect. The assets of the Companies are adequate and sufficient in all material respects for all of the current operations of their businesses.

       Section 4.08. Proprietary Rights. The Companies possess or have the rights to all trade names, trademarks, copyrights and other proprietary rights necessary for the operation of the Companies' businesses, including the distribution of DBS services, free and clear of any attachments, liens, encumbrances or adverse claims (except to the extent the absence thereof could not reasonably be expected to have a Material Adverse Effect), and neither the present or contemplated activities or products of any of such entities infringe any such trade names, trademarks, copyrights or other proprietary rights of others. Each of such trade names, trademarks, copyrights and other rights is in full force and effect and no material default has occurred and is continuing thereunder.

       Section 4.09. Title to Properties; Condition of Properties.

       (a) Except as set forth on Schedule 4.09, the Companies have good title to all of their properties and assets free and clear of all mortgages, security interests, restrictions, liens and encumbrances of any kind, including without limitation liens or encumbrances in respect of unpaid taxes (collectively, "Liens"), except liens and encumbrances permitted under this Agreement. Such Schedule 4.09 also sets forth a description of all real properties owned or leased by the Companies.

       (b) Except as specified in such Schedule 4.09, none of the real property owned by any Company is located within any federal, state or municipal flood plain zone.

       Section 4.10. Interests in Other Businesses. Except as reflected in
Schedule 4.10 or Schedule 4.19 hereto, neither the Borrower nor any Subsidiary holds or owns any of the issued and outstanding capital stock, partnership interests or similar equity interests, or any rights to acquire the same, of any corporation, partnership, firm or entity other than as specified or permitted in this Agreement.

       Section 4.11. Solvency.

       (a) The aggregate amount of the full salable value of the assets and properties of each Company exceeds the amount that will be required to be paid on or in respect of such Company's existing debts and other liabilities (including contingent liabilities) as they mature.

       (b) No Company's assets and properties constitute unreasonably small capital for such Company to carry out its business as now conducted and as proposed to be conducted, including such Company's capital needs, taking into the account the particular capital requirements of such Company's business and the projected capital requirements and capital availability thereof.

       (c) The Companies do not intend to, nor will the Companies, incur debts beyond their ability to pay such debts as they mature, taking into account the timing and amounts of cash reasonably anticipated to be received by each Company and the amounts of cash reasonably anticipated to be payable on or in respect of each Company's obligations. The Companies' aggregate cash flow, after taking into account all anticipated sources and uses of cash, will at all times be sufficient to pay all such amounts on or in respect of their indebtedness when such amounts are required to be paid.

       (d) The Borrower believes that no reasonably anticipated final judgment in a pending action or, to its knowledge, any threatened actions for money damages will be rendered at a time when, or in an amount such that, any Company will be unable to satisfy such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount thereof and the earliest reasonable time at which such judgments might be rendered). The cash available to each Company, after taking into account all other anticipated uses of cash (including the payment of all such Company's indebtedness) is anticipated to be sufficient to pay any such judgments promptly in accordance with their terms.

       (e) No Company is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and the Borrower has no knowledge of any Person contemplating the filing of any such petition against any Company.

       Section 4.12. Full Disclosure. No statement of fact made by or on behalf of any Person other than the Lenders in this Agreement, the Security Documents or in any certificate or schedule furnished to the Lenders pursuant hereto or thereto contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading. There is no fact presently known to the Borrower which has not been disclosed to the Lenders in writing which materially affects adversely, or, as far as the Borrower can reasonably foresee, could have a Material Adverse Effect, other than facts and circumstances generally known within the DBS industry.

       Section 4.13. Margin Stock. The Companies do not own or have any present intention of acquiring any "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System (herein called "Margin Stock").

       Section 4.14. Tax Returns. Each of the Companies has filed all federal, state and local tax and information returns required to be filed, and has paid or made adequate provision for the payment of all material federal, state and local taxes, franchise fees, charges and assessments shown thereon.

       Section 4.15. Pension Plans, Etc.

       (a) Except as described in Schedule 4.15, neither the Borrower nor any member of the Controlled Group has any pension, profit sharing or other similar plan providing for a program of deferred compensation to any employee.

       (b) Neither the Borrower nor any member of the Controlled Group has any material liability (i) under Section 412 of the Code for failure to satisfy the minimum funding requirements for pension plans, (ii) as the result of the termination of a defined benefit plan under Title IV of ERISA, (iii) under
Section 4201 of ERISA for withdrawal or partial withdrawal from a multiemployer plan, or (iv) for participation in a prohibited transaction with an employee benefit plan as described in Section 406 of ERISA and Section 4975 of the Code.

       Section 4.16. Material Agreements. Except for matters disclosed in
Schedule 4.07, Schedule 4.09 and Schedule 4.16 hereto accurately and completely lists all agreements, if any, among the stockholders or partners of the Borrower or any of the Subsidiaries and all material construction, engineering, management, consulting and other agreements, if any, which are in effect on the date hereof in connection with the conduct of the business of the Borrower and the Subsidiaries, including without limitation the distribution of DBS services.

       Section 4.17. Projections. Attached as Schedule 4.17 are projections of the operation of the Companies' businesses through December 31, 2004 (the "Projections").

       Section 4.18. Brokers, Etc. None of the Companies has dealt with any broker, finder, commission agent or other similar Person in connection with the Loans or the transactions contemplated by this Agreement or is under any obligation to pay any broker's fee, finder's fee or commission in connection with such transactions.

       Section 4.19. Capitalization. Attached as Schedule 4.19 is a schematic diagram of the ownership relationships among the Companies and the Parent (after giving effect to the PST Transfer), showing, as to the Companies, accurate ownership percentages of the stockholders of record and accompanied by a statement of authorized and issued equity securities for each such entity as of the date hereof. Such Schedule 4.19 also includes a narrative indicating, as of the date hereof (a) which securities, if any, carry preemptive rights; (b) to the best of the Borrower's knowledge whether there are any outstanding subscriptions, warrants or options to purchase any securities; (c) whether any Company is obligated to redeem or repurchase any of its securities, and the details of any such committed redemption or repurchase; and (d) any other agreement, arrangement or plan to which any Company is a party or participant or of which any Company has knowledge which will directly or indirectly affect the capital structure of the Companies. All such equity securities of the Companies are validly issued and fully paid and non-assessable, and owned as set forth on such Schedule 4.19. All such equity securities of the Companies are owned, legally and beneficially, free of any assignment, pledge, lien, security interest, charge, option or other encumbrance, except for liens and security interests granted to the Administrative Agent or the Lenders or permitted under
Section 7.02 and restrictions on transfer imposed by applicable securities laws, indicated on the certificates evidencing such shares or as may be imposed by the FCC or local franchising authorities.

       Section 4.20. Environmental Compliance.

       (a) To the best of the Borrower's knowledge, all real property leased, owned, controlled or operated by the Companies (the "Properties") and their existing and, to the best of the Borrower's knowledge, prior uses and activities thereon, including, but not limited to, the use, maintenance and operation of each of the Properties and all activities in conduct of business related thereto comply and have at all times complied in all material respects with all Environmental Laws.

       (b) None of the Companies, and to the best of the Borrower's knowledge, no previous owner, tenant, occupant or user of any of the Properties or any other Person, has engaged in or permitted any operations or activities upon any of the Properties for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of a material amount of any Hazardous Materials the removal of which is required or the maintenance of which is prohibited or penalized.

       (c) To the best of the Borrower's knowledge, no Hazardous Material has been or is currently located in, on, under or about any of the Properties in a manner which materially violates any Environmental Law or which requires cleanup or corrective action of any kind under any Environmental Law.

       (d) No notice of violation, lien, complaint, suit, order or other notice or communication concerning any alleged violation of any Environmental Law in, on, under or about any of the Properties has been received by any Company or, to the best of the Borrower's knowledge, any prior owner or occupant of any of the Properties which has not been fully satisfied and complied with in a timely fashion so as to bring such Property into full compliance with all Environmental Laws.

       (e) The Companies have all permits and licenses required under any Environmental Law to be issued to them by any Governmental Authority on account of any or all of its activities on any of the Properties, except to the extent that the absence of any such permit or license could have a Material Adverse Effect, and are in material compliance with the terms and conditions of such permits and licenses. To the best of the Borrower's knowledge, no change in the facts or circumstances reported or assumed in the application for or granting of such permits or licenses exist, and such permits and licenses are in full force and effect.

       (f) No portion of any of the Properties has been listed, designated or identified in the National Priorities List (NPL) or the CERCLA information system (CERCLIS), both as published by the United States Environmental Protection Agency, or any similar list of sites published by any Federal, state or local authority proposed for or requiring cleanup, or remedial or corrective action under any Environmental Law.

       Section 4.21. Investment Company Act. None of the Companies is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       Section 4.22. Labor Matters. No Company is experiencing any strike, labor dispute, slow down or work stoppage due to labor disagreements which could reasonably be expected to have a Material Adverse Effect; there is no such strike, dispute, slow down or work stoppage threatened against any Company; none of the Companies is subject to any collective bargaining or similar arrangements.

       V. FINANCIAL COVENANTS. The Borrower covenants and agrees that, so long as any Lender has any obligation to extend credit to the Borrower hereunder, and for so long thereafter as there remains outstanding any portion of the Obligations, whether now existing or arising hereafter, the Borrower and the Subsidiaries will (on a consolidated or combined basis, as applicable) :

       Section 5.01. Leverage. At all times during each period indicated below, maintain a ratio of (a) Adjusted Total Funded Debt to (b) Annualized EBITDA for the most recently ended fiscal quarter of not more than the following:


                                                                           Maximum Ratio of Adjusted Total
                                                                          Funded Debt to Annualized EBITDA
                            Period                                     for Most Recently Ended Fiscal Quarter
                            ------                                     --------------------------------------


September 30, 1998 through December 30, 1998                                          8.20:1.00

December 31, 1998 through June 29, 1999                                               7.75:1.00

June 30, 1999 through December 30 , 1999                                              6.25:1.00

December 31, 1999 through June 29, 2000                                               4.75:1.00

June 30, 2000 through December 30 , 2000                                              4.25:1.00

December 31, 2000 through June 29, 2001                                               3.50:1.00

June 30, 2001 through December 30 , 2001                                              2.50:1.00

December 31, 2001 and thereafter                                                      2.00:1.00


For purposes of this covenant, Annualized EBITDA shall be determined on a pro forma basis after giving effect to all Acquisitions and Dispositions made by the Companies at any time during the most recently ended fiscal quarter as if such Acquisitions and Dispositions had occurred at the beginning of such fiscal quarter.

       Section 5.02. Interest Coverage. For each fiscal quarter ending on the dates indicated below, maintain a ratio of EBITDA to Total Interest Expense of at least the following:


                                                                               Minimum Ratio of EBITDA
                          Quarter End                                         to Total Interest Expense
                          -----------                                         -------------------------


September 30, 1997 through September 30, 1998                                         1.20:1.00

December 31, 1998                                                                     1.40:1.00

March 31, 1999 through September 30, 1999                                             1.75:1.00

December 31, 1999 through September 30, 2000                                          2.00:1.00

December 31, 2000 through September 30, 2001                                          3.00:1.00

December 31, 2001 and each Quarterly Date                                             5.00:1.00
   thereafter


       Section 5.03. Minimum Penetration; Minimum Subscribers. As of the last day of each fiscal quarter, cause Paying Subscribers, as a percentage (the "Penetration Percentage") of total households in all of the DBS Subscriber Areas, to equal or exceed the following:


                                                                                            Minimum
                     Quarter End                                                     Penetration Percentage
                     -----------                                                     ----------------------



June 30, 1997                                                                                  4.00%

September 30, 1997                                                                             4.40%

December 31, 1997                                                                              5.00%

March 31, 1998                                                                                 5.40%

June 30, 1998                                                                                  5.80%

September 30, 1998                                                                             6.30%

December 31, 1998 and March 31, 1999                                                           6.90%

June 30, 1999 and September 30, 1999                                                           7.90%

December 31, 1999 and March 31, 2000                                                           9.00%

June 30, 2000 and September 30, 2000                                                         10.00%

December 31, 2000 and March 31, 2001                                                         11.00%

June 30, 2001 and September 30, 2001                                                         11.50%

December 31, 2001 and thereafter                                                             12.00%


Notwithstanding the foregoing, (a) the Borrower may elect to exclude from the computation of the Penetration Percentage all of the Paying Subscribers and households in any DBS Subscriber Area acquired by any of the Companies after the Closing Date pursuant to Permitted Acquisitions, solely with respect to the first fiscal quarter ending after the consummation of such Acquisition, and (b) the minimum number of Paying Subscribers in the DBS Subscriber Areas for the Core Properties shall be at least 53,000 on and after June 30, 1997, 58,600 on and after September 30, 1997, 66,000 on and after December 31, 1997, 73,000 on and after March 31, 1998 and 80,000 on and after June 30, 1998.

       Section 5.04. Maximum Adjusted Total Funded Debt to Paying Subscribers. As of the last day of each fiscal quarter, not permit Adjusted Total Funded Debt divided by the aggregate Paying Subscribers on such date to exceed the following:

                                                   Maximum Adjusted Total
                                                   Funded Debt Divided by
                Quarter End                          Paying Subscribers
                -----------                          ------------------


June 30, September 30, and December 31,                   $1,000
1997

March 31, 1998                                              $950

June 30 and September 30, 1998                              $925

December 31, 1998                                           $825

March 31, June 30 and September 30, 1999                    $750

December 31, 1999                                           $700

March 31, June 30 and September 30, 2000                    $600

December 31, 2000                                           $500

March 31, June 30 and September 30, 2001                    $450

December 31, 2001                                           $400

March 31, June 30 and September 30, 2002                    $350

December 31, 2002 and each quarter end                      $300
thereafter


       Section 5.05. Minimum Annualized EBITDA per Average Paying Subscribers. For each fiscal quarter, not permit Annualized EBITDA divided by the average number of Paying Subscribers for the fiscal quarter ended on such date to be less than the following:


      Fiscal Quarter Ended                               Minimum Amount
      --------------------                               --------------



December 31, 1997 and March 31, 1998                         $75

June 30, 1998 and September 30, 1998                         $85

December 31, 1998 through September 30, 1999                 $95

December 31, 1999 through September 30, 2000                $120

December 31, 2000 through September 30, 2001                $150

December 31, 2001 through September 30, 2002                $175

December 31, 2002 and thereafter                            $200


For purposes of this covenant, Annualized EBITDA and the average number of Paying Subscribers shall be determined on a pro forma basis, after giving effect to all Acquisitions and Dispositions made by the Companies during such fiscal quarter as if such Acquisitions and Dispositions had occurred at the beginning of such fiscal quarter.

       Section 5.06. Maximum Average Subscriber Acquisition Cost. For each period of two (2) consecutive fiscal quarters, not permit the Average Subscriber Acquisition Cost to exceed $400.

       Section 5.07. Maintenance Capital Expenditures. Not make or incur Maintenance Capital Expenditures in any fiscal year in excess of $500,000 in the aggregate.

       Section 5.08. Restricted Payments. Not directly or indirectly declare, order, pay or make any Restricted Payment or set aside any sum or property therefor except as follows:

       (a) The Companies may pay monthly Management Fees to the Manager; provided that (i) such payments shall be subject to the applicable Affiliate Subordination Agreement and (ii) such payments shall not exceed, during any period of twelve (12) consecutive months, the lesser of $1,000,000 or the actual cost of providing management and administrative support services to the Companies for such period.

       (b) Subject to the provisions of the Affiliate Subordination Agreements:

                (i) The Subsidiaries may pay dividends and make distributions to the Borrower or other Subsidiaries holding equity interests in the payor.

                (ii) The Subsidiaries may repay indebtedness owed to the Borrower or to Subsidiaries.

                (iii) From and after the date audited financial statements are delivered pursuant to Section 6.05(a) for the year ended December 31, 2001 and each year thereafter, the Borrower may pay annual dividends to the Parent solely for the purpose of financing dividends due or interest due and payable under the PCC Preferred Stock Designation in respect of the PCC Preferred Stock or the PCC Subordinated Notes, respectively (collectively, the "PCC Preferred Stock Dividends"), provided that (A) no Default shall exist as of the date of the proposed payment or after giving effect thereto , (B) the Excess Cash Flow prepayment, if any, due on May 1 of such fiscal year pursuant to Section 1.07(f) shall have been paid, and (C) the aggregate amount of such dividends paid in any fiscal year shall not exceed the lesser of (1) fifty percent (50%) of Excess Cash Flow for the prior fiscal year or (2) fifty percent (50%) of the PCC Preferred Stock Dividends due and payable in such fiscal year.

                (iv) The Subsidiaries and the Borrower may make intercompany loans to one another.

       VI. AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees to and with each of the Lenders that, so long as any Lender has any obligation to extend credit to the Borrower hereunder, and for so long thereafter as there remains outstanding any portion of any Obligation, whether now existing or hereafter arising, the Borrower and each of the Subsidiaries shall:

       Section 6.01. Preservation of Assets; Compliance with Laws, Etc.

       (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate or partnership existence, as the case may be, all material rights, licenses, permits and franchises (including all DBS Agreements) and comply in every material respect with all laws and regulations applicable to it and all material agreements to which it is a party, including without limitation all DBS Agreements, and all agreements with its stockholders or partners, as the case may be, the violation of which could have a Material Adverse Effect;

       (b) at all times maintain, preserve and protect all material trade names and proprietary rights; and

       (c) preserve all the remainder of its material property used or useful in the conduct of its business and keep the same in good repair, working order and condition (reasonable wear and tear and damage by fire or other casualty excepted), and from time to time, make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be conducted at all times in the ordinary course in a manner substantially consistent with past practices.

       Section 6.02. Insurance.

       (a) Keep all of its insurable properties now or hereafter owned adequately insured at all times against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses; maintain public liability and workers' compensation insurance insuring such Company to the extent customary with respect to companies conducting similar businesses, all by financially sound and reputable insurers and furnish to the Lenders satisfactory evidence of the same (including certification by the chief executive officer or chief financial officer of the Borrower of timely renewal of, and timely payment of all insurance premiums payable under, all such policies, which certification shall be included in the next succeeding Compliance Report delivered pursuant to Section 6.05(d) ); notify each of the Lenders of any material change in the insurance maintained on its properties after the date hereof and furnish each of the Lenders satisfactory evidence of any such change; maintain insurance with respect to its facilities and related equipment in an amount equal to the full replacement cost thereof; provide that each insurance policy pertaining to any of its insurable properties shall: (i) name the Administrative Agent, on behalf of the Lenders, as loss payee pursuant to a so-called "standard mortgagee clause" or "Lender's loss payable endorsement", or as additional insured (as appropriate), (ii) provide that no action of any Company shall void such policy as to the Administrative Agent or the Lenders, and (iii) provide that the insurer(s) shall notify the Administrative Agent of any proposed cancellation of such policy at least thirty (30) days in advance thereof (unless such proposed cancellation arises by reason of non-payment of insurance premiums in which case such notice shall be given at least ten (10) days in advance thereof) and that the Administrative Agent or the Lenders will have the opportunity to correct any deficiencies justifying such proposed cancellation.

       (b) In the event of a casualty loss, the Lenders will deliver to such Company the proceeds of any insurance thereon, subject to the provisions of
Section 1.07(e), provided that (i) such Company shall use such proceeds for the restoration or replacement of the property or asset which was the subject of such loss within 180 days after the receipt thereof, (ii) such Company shall have demonstrated to the reasonable satisfaction of the Lenders that such property or asset will be restored to substantially its previous condition or will be replaced by substantially identical property or assets, and (iii) if the Administrative Agent, on behalf of the Lenders, had a security interest in and lien upon the property or asset which was the subject of such loss, the Lenders shall have received, at their request, a favorable opinion from the Borrower's counsel, in form and substance satisfactory to the Administrative Agent, as to the perfection of the Administrative Agent's security interest in and lien upon such restored or replaced property or asset and such evidence satisfactory to the Administrative Agent as to the priority of such security interest and liens. Notwithstanding the foregoing, and subject to Section 1.07(e), if a casualty loss results in the Administrative Agent's receipt of insurance proceeds aggregating $500,000 or more, then in lieu of delivering such proceeds to a Company, the Lenders shall have the right to retain such proceeds for the purpose of making disbursement thereof jointly to such Company and any contractors, subcontractors and materialmen to whom payment is owed in connection with such restoration.

       (c) To the extent, if any, that the real property (whether owned or leased) of the Companies is situated in a flood zone designated as type "A" or "B" by the U.S. Department of Housing and Urban Development, obtain and maintain flood insurance in coverage and amount satisfactory to the Required Lenders.

       Section 6.03. Taxes, Etc. Pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided that no Company shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested; and provided, further that, in any event, payment of any such tax, assessment, charge, levy or claim shall be made before any of its property shall be seized or sold in satisfaction thereof.

       Section 6.04. Notice of Proceedings, Defaults, Adverse Change, Etc. Promptly (and in any event within five (5) days after the discovery by the Borrower thereof) give written notice to each of the Lenders of (a) any proceedings instituted or threatened against it by or in any federal, state or local court or before any commission or other regulatory body, whether federal, state or local which, if adversely determined, could have a Material Adverse Effect; (b) any notices of default received by any Company (together with copies thereof, if requested by any Lender) with respect to (i) any alleged default under or violation of any of its material licenses, permits or franchises, any DBS Agreement or any other material agreement to which it is a party, or (ii) any alleged default with respect to, or redemption or acceleration or other action under, the PCC

Preferred Stock Designation, any Permitted Seller Paper or Permitted Seller Subordinated Debt or any evidence of material Indebtedness of any Company or any mortgage, indenture or other agreement relating thereto; (c) (i) any notice of any material violation or administrative or judicial complaint or order filed or to be filed against any Company and/or any real property owned or leased by it alleging any violations of any law, ordinance and/or regulation or requiring it to take any action in connection with the release and/or clean-up of any Hazardous Materials, or (ii) any notice from any governmental body or other Person alleging that any Company is or may be liable for costs associated with a release or clean-up of any Hazardous Materials or any damages resulting from such release; (d) any change in the condition, financial or otherwise, of any Company which could have a Material Adverse Effect; or (e) the occurrence of any Default or the occurrence of any event which, upon notice or lapse of time or both, would constitute such a Default.

       Section 6.05. Financial Statements and Reports. Furnish to the Administrative Agent (with multiple copies for each of the Lenders, which the Administrative Agent shall promptly provide to the respective Lenders) :

       (a) Within one hundred twenty (120) days after the end of each fiscal year, the consolidated and consolidating balance sheets and statements of income, stockholders' or partners' equity (as applicable) and cash flows of the Borrower and its Subsidiaries, together with supporting schedules in form and substance satisfactory to the Lenders, audited by independent certified public accountants selected by the Borrower and reasonably acceptable to the Required Lenders (the "Accountants"), the form of opinion to be unqualified and otherwise reasonably satisfactory to the Required Lenders, showing the financial condition of the Borrower and its Subsidiaries at the close of such fiscal year and the results of operations during such year, accompanied by a breakdown of revenues, expenses and EBITDA for each Company and containing a statement to the effect that the Accountants have examined the provisions of this Agreement and that, to the best of their knowledge, no Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default, has occurred under Article V or otherwise (or, if such an event has occurred, a statement explaining its nature and extent); provided, however, that in issuing such statement, the Accountants shall not be required to exceed the scope of normal auditing procedures conducted in connection with their opinion referred to above;

       (b) Within forty-five (45) days after the end of each quarter in each fiscal year, an updated Subscriber Report as of the most recent billing cut-off and the consolidated balance sheets and statements of income, stockholders' or partners' equity (as applicable) and cash flows of the Borrower and its Subsidiaries, together with supporting schedules, setting forth in each case in comparative form the corresponding figures from the preceding fiscal period of the same duration, prepared by the Borrower in accordance with GAAP (except for the absence of notes) and certified by the Borrower's chief financial officer, such balance sheets to be as of the close of such quarter, and such statements of income, stockholders' equity and cash flow to be for the quarter then ended and the period from the beginning of the then current fiscal year to the end of such quarter (in each case subject to normal audit and year-end adjustments) and to include (i) a comparison of actual results to results for the comparable period of the preceding fiscal year (if available) and projected results set forth in the Budget for such period and
(ii) if and to the extent prepared by the Borrower, a breakdown of revenues, expenses and EBITDA for each Company;

       (c) Within forty-five (45) days after the end of each month, an updated Subscriber Report as of the most recent month end and the consolidated balance sheets and statements of income of the Borrower and its Subsidiaries, together with supporting schedules, prepared by the Borrower in accordance with GAAP (except for the absence of notes) and certified by an authorized representative of the Borrower, such balance sheets to be as of the end of such month and such income statements to be for the period from the beginning of the then current fiscal year to the end of such month (subject to normal audit and year-end adjustments);

       (d) Concurrently with the delivery of any annual financial statements required by Section 6.05(a) and any quarterly financial statements required by
Section 6.05(b), a certified report (hereafter, a "Compliance Report") in the form of Schedule 6.05 attached hereto (or otherwise in a form satisfactory to the Administrative Agent, with appropriate calculations and computations including a detailed breakout of Subscriber Acquisition Costs, signed on behalf of the Borrower by the chief financial officer or chief executive officer of the Borrower, setting forth the calculations contemplated in Article V of this Agreement and certifying as to the fact that such Person has examined the provisions of this Agreement and that no Event of Default nor any event which upon notice or lapse of time, or both, would constitute such an Event of Default;

       (e) (i) On or before February 15 of each fiscal year, an updated quarterly budget approved by the Board of Directors of the Parent, including planned Capital Expenditures and projected borrowings for such fiscal year, with updated Projections showing financial covenant compliance (collectively, the "Budget"), for the operation of the Companies' businesses during the current fiscal year, setting forth in detail reasonably satisfactory to the Lenders the projected results of operations of the Companies and stating underlying assumptions, and (ii) within five (5) days after the effective date thereof, notice of any material changes or modifications in the Budget (which shall not include changes resulting from non-material adjustments to the timing of any proposed borrowings);

       (f) Promptly, and in any event within five (5) days, after the Borrower or any member of the Controlled Group (i) is notified by the Internal Revenue Service of its liability for the tax imposed by Section 4971 of the Code, for failure to make required contributions to a pension, or Section 4975 of the Code, for engaging in a prohibited transaction, (ii) notifies the PBGC of the termination of a defined benefit pension plan, if there are or may not be sufficient assets to convert the plan's benefit liabilities as required by
Section 4041 of ERISA, (iii) is notified by the PBGC of the institution of pension plan termination proceedings under Section 4042 of ERISA or that it has a material liability under Section 4063 of ERISA, or (iv) withdraws from a multiemployer pension plan and is notified that it has withdrawal liability under Section 4202 of ERISA which is material, copies of the notice or other communication given or sent;

       (g) Promptly upon receipt or issuance thereof, and in any event within five (5) Business Days after such receipt, copies of all audit reports submitted to any Company by its accountants in connection with each yearly, interim or special audit of the books of any Company made by such accountants, including any material related correspondence between such accountants and the Borrower's management;

       (h) Promptly upon circulation thereof, and in any event within five (5) Business Days after such circulation, copies of any material written reports issued by the Borrower or any Subsidiary to any of its stockholders, partners or material creditors relating to the Notes or any material change in any Company's financial condition;

       (i) Within ten (10) days after the receipt or filing thereof by the Parent or any other Affiliate of the Borrower, copies of (i) any registration statements, prospectuses and any amendments and supplements thereto, and any regular and periodic reports (including without limitation reports on Form 10-K, Form 10-Q or Form 8-K), if any, filed by the Parent or such Affiliate with any securities exchange or with the United States Securities and Exchange Commission (the "SEC"); and (ii) any letters of comment or correspondence with respect to filings or compliance matters sent to the Parent or such Affiliate by any such securities commission or the SEC in relation to the Parent or such Affiliate and its respective affairs; and

       (j) As soon as reasonably possible after request therefor, such other information regarding its operations, assets, business, affairs and financial condition or regarding any of the Companies or (to the extent available to the Borrower without undue effort and expense) their stockholders, partners or other Affiliates as any Lender may reasonably request, including copies of any and all material agreements to which any Company is a party from time to time.

       Section 6.06. Inspection. Permit employees, agents and representatives of the Lenders to inspect, during normal business hours, its premises and its books and records and to make abstracts or reproductions thereof. In connection with any such inspections, the Lenders will use reasonable efforts to avoid an unreasonable disruption of the Companies' businesses and, to the extent possible or appropriate absent any Default, will give reasonable notice thereof.

       Section 6.07. Accounting System. Maintain a system of accounting in accordance with generally accepted accounting principles and maintain a fiscal year ending December 31 for each of the Companies.

       Section 6.08. Additional Assurances. From time to time hereafter:

       (a) execute and deliver or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as the Administrative Agent or the Lenders shall reasonably request for the purpose of implementing or effectuating the provisions of this Agreement and the other Loan Documents, including without limitation [(i) the items set forth in
Schedule 2.01 which require action after the Closing Date, as stated in such Schedule, and (ii)] only if reasonably requested by the Administrative Agent, the execution and delivery to the Administrative Agent of a mortgage or deed of trust or collateral assignment of lease or leasehold mortgage in form and substance satisfactory to the Administrative Agent (in a recordable form and in such number of copies as the Administrative Agent shall have requested) covering any real property interests acquired (by ownership or lease) by the Borrower or any of the Subsidiaries, together with any necessary consents relating thereto;

       (b) upon the exercise by the Administrative Agent or the Lenders of any power, right, privilege or remedy pursuant to this Agreement or any other Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Lenders may be so required to obtain; and

       (c) use reasonable efforts to obtain any consents from any Governmental Authorities, the NRTC and other Persons necessary to create and perfect a valid and enforceable first priority lien on the NRTC Member Agreements and any other applicable contract and agreement not so encumbered as of the Closing Date as specified in Schedule 4.04, so that, to the maximum extent practicable, the lien of the Administrative Agent and the Lenders created therein pursuant to the Security Documents will be a valid and enforceable first priority lien on all NRTC Member Agreements and other DBS Agreements of the Companies.

       Section 6.09. Renewal of DBS Agreements. Renew the DBS Agreements in a timely manner and in accordance with all applicable provisions thereof.

       Section 6.10. Compliance with Environmental Laws.

       (a) Comply, and cause all tenants or other occupants of any of the Properties to comply in all material respects with all Environmental Laws and not generate, store, handle, process, dispose of or otherwise use and not permit any tenant or other occupant of any of the Properties to generate, store, handle, process, dispose of or otherwise use Hazardous Materials in, on, under or about the Property in a manner that could lead or potentially lead to imposition on any Company or the Administrative Agent or any Lender or any of the Properties of any liability or lien of any nature whatsoever under any Environmental Law.

       (b) Notify the Administrative Agent promptly in the event of any spill or other release of any Hazardous Material in, on, under or about any of the Properties which is required to be reported to a Governmental Authority under any Environmental Law, promptly forward to the Administrative Agent copies of any notices received by any Company relating to any alleged violation of any Environmental Law and promptly pay when due any fine or assessment against the Lenders, any Company or any of the Properties relating to any Environmental Law.

       (c) If at any time it is determined that the operation or use of any of the Properties violates any applicable Environmental Law or that there is any Hazardous Material located in, on, under or about the Properties which under any Environmental Law requires special handling in collection, treatment, storage or disposal or any other form of cleanup or remedial or corrective action, then, within thirty (30) days after receipt of notice thereof from a Governmental Authority (or such other time period as may be specified in the notice sent by such Governmental Authority) or from the Lenders, take, at its sole cost and expense, such actions as may be necessary to fully comply in all respects with all Environmental Laws, provided, however, that if such compliance cannot reasonably be completed within such thirty (30) day period, the Borrower shall commence such necessary action within such thirty (30) day period and shall thereafter diligently and expeditiously proceed to fully comply in all respects and in a timely fashion with all Environmental Laws. Nothing herein shall prohibit the Borrower from asserting any good faith defenses against the government in any governmental demands.

       (d) If a lien is filed against any of the Properties by any Governmental Authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of any Company or for which any Company is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material, then, within thirty (30) days from the date that such Company is first given notice such lien has been placed against the Properties, either (i) pay the claim and remove the lien or (ii) furnish a cash deposit, bond or such other security with respect thereto as is satisfactory in all respects to the Lenders and is sufficient to effect a complete discharge of such lien on the Properties.

       (e) At the Borrower's expense, if reasonably requested by the Administrative Agent in connection with any Property acquired or leased by any Company after the date hereof (whether pursuant to a Permitted Acquisition or otherwise), (i) conduct and deliver to the Administrative Agent and the Lenders a "Phase One" site assessment for such Property (in each case, an "Environmental Site Assessment"), prepared by an environmental consulting firm of national reputation satisfactory to the Lenders or (ii) prepare and deliver to the Administrative Agent and the Lenders true and accurate responses to the Administrative Agent's Environmental Questionnaire (each, an "Environmental Questionnaire") as to such Property. Each Environmental Site Assessment shall be, to the best of the Borrower's knowledge, true and accurate in all material respects.

       (f) Conduct any further diligence recommended under any Environmental Site Assessment and perform any and all Remedial Work necessary under all Environmental Laws applicable (now or in the future) to the Companies or their businesses, whether as recommended under any Environmental Site Assessment or otherwise.

       Section 6.11. Interest Rate Protection.

       (a) Within thirty (30) days after the date outstanding Loans first equal or exceed $25,000,000 in aggregate principal amount, enter into, and, thereafter, maintain in full force and effect, one or more Rate Hedging Agreements sufficient to ensure that at least fifty percent (50%) of the aggregate principal amount of the Loans then outstanding is protected at all times against increases in the applicable Base Rate or LIBOR Rate for a term extending for at least three (3) years.

       (b) Thereafter, within thirty (30) days after each date as of which the outstanding principal amount of the Loans shall have increased by an incremental amount of $25,000,000, but only if the ratio of Total Funded Debt on any day during such thirty (30) day period to Annualized EBITDA for the most recently ended fiscal quarter shall equal or exceed 3.00:1.00, increase the Borrower's interest protection in amounts sufficient to ensure that at least fifty percent (50%) thereof remains protected at all times against increases in the applicable Base Rate or LIBOR Rate for a term extending for at least three (3) years or, if shorter, through June 30, 2004.

       (c) Each Rate Hedging Agreement entered into as required under Section 6.11(a) or (b) shall contain terms and conditions reasonably satisfactory to the Administrative Agent.

       (d) Deliver to the Administrative Agent copies of each such Rate Hedging Agreement, including any and all amendments thereto and substitutions thereof, and such other documentation relating thereto as the Administrative Agent or the Lenders may from time to time request.

       VII. NEGATIVE COVENANTS. The Borrower covenants and agrees that, so long as any Lender has any obligation to extend credit to the Borrower hereunder, and for so long thereafter as there remains outstanding any portion of any Obligation, whether now existing or arising hereafter, unless the Required Lenders shall otherwise consent in writing in accordance with the terms of
Article XII, none of the Companies will, directly or indirectly:

       Section 7.01. Indebtedness. Incur, create, assume, become or be liable, directly, indirectly or contingently, in any manner with respect to, or permit to exist, any Indebtedness or liability, except:

       (a) Indebtedness of the Borrower to the Lenders hereunder, under the Notes and under the Letters of Credit;

       (b) the guaranties of the Subsidiaries required under Section 2.01;

       (c) any Rate Hedging Obligation incurred in accordance with Section 6.11;

       (d) Indebtedness existing on the date hereof and described in Schedule 7.01; provided however, that the terms of such indebtedness shall not be modified or amended in any material respect, nor shall payment thereof be modified, without the prior written consent of the Required Lenders;

       (e) Indebtedness in respect of endorsements of negotiable instruments for collection in the ordinary course of business;

       (f) Indebtedness under Capital Leases and purchase money Indebtedness relating to the purchase price of real estate and equipment to be used in the Companies' businesses in the aggregate principal amount (including any such amounts set forth on Schedule 7.01 attached hereto) of not more than $2,000,000 outstanding at any time;

       (g) Indebtedness among the Borrower and the Subsidiaries;

       (h) Permitted Seller Paper not exceeding $25,000,000 in the aggregate outstanding at any time;

       (i) Permitted Seller Subordinated Debt, not exceeding $10,000,000 in the aggregate outstanding at any time;

       (j) the Pioneer Seller Debt; and

       (k) Unsecured Indebtedness of the Borrower and the Subsidiaries of a type not covered by any of the other provisions of this Section 7.01 and which does not exceed $1,000,000 in the aggregate outstanding at any time.

       Section 7.02. Liens. Create, incur, assume, suffer or permit to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or ownership interests, now or hereafter owned, other than:

       (a) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it shall have set aside on its books adequate reserves;

       (b) deposits under workers' compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds arising in the ordinary course of business;

       (c) liens existing on the date hereof and described on Schedule 7.02 attached hereto;

       (d) liens against the Companies imposed by law, such as vendors', carriers', lessors', warehouser's or mechanics' liens, incurred by it in good faith in the ordinary course of business;

       (e) liens arising out of a prejudgment attachment, a judgment or award against it with respect to which it shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured, except any such lien arising in connection with a judgment, attachment or proceeding which gives rise to an Event of Default under paragraph (m) or (n) of Article VIII;

       (f) liens in favor of the Administrative Agent or the Lenders (and any Hedging Lenders) securing the Notes or the other obligations of the Companies to the Lenders hereunder or under Rate Hedging Obligations entered into with any Lender or any Lender's Affiliate;

       (g) liens against the Companies arising under or securing Capital Leases and liens or mortgages securing purchase money Indebtedness described in Section 7.01(f), provided that the obligation secured by any such lien shall not exceed one hundred percent (100%) of the lesser of cost or fair market value as of the time of the acquisition of the property covered thereby and that each such lien or mortgage shall at all times be limited solely to the item or items of property so acquired; and

       (h) restrictions, easements and minor irregularities in title which do not and will not interfere with the occupation, use and enjoyment by any Company of such properties and assets in the normal course of its business as presently conducted or materially impair the value of such properties and assets for the purpose of such business.

       Section 7.03. Disposition of Assets; etc. Sell, lease, transfer or otherwise dispose of its properties, assets, rights, licenses and franchises to any Person (including without limitation dispositions in exchange for similar assets and properties and commonly referred to as "asset swaps") (all of the foregoing being referred to herein as a "Disposition"), except for:

       (a) Dispositions made in the ordinary course of business (including the Disposition, without replacement, of equipment which is obsolete or no longer needed by the Companies in the conduct of their businesses and the replacement of equipment with other equipment of at least equal utility and value (provided that the Administrative Agent's or the Lenders' lien upon such newly acquired equipment shall have the same priority as the Administrative Agent's or the Lenders' lien upon the replaced equipment subject to any prior liens permitted by Sections 7.01(f) and 7.02(g)); and

       (b) the Disposition of other assets having a fair market value of not more than $20,000,000 in the aggregate for all other assets ( all of which dispositions may be made free from the liens of the Security Documents); provided, however, that (i) the Subsidiaries shall have received payment in cash or cash equivalents of at least eighty-five percent (85%) of gross proceeds from any such disposition of assets (other than like-kind exchanges under Section 1031 of the Internal Revenue Code); and (ii) the Borrower shall have complied with the provisions of Section 1.07(g). The Companies may dispose of additional properties made outside the ordinary course of business (free and clear of the liens of the Security Documents) with the prior written consent of the Required Lenders, in their sole and absolute discretion, which consent, if given, shall in any event be contingent upon satisfaction of the threshold conditions set forth in clauses (i) and (ii) above.

       Section 7.04. Fundamental Changes; Acquisitions.

       (a) (i) Form any subsidiary or otherwise change the corporate structure or organization of the Borrower or the Subsidiaries from that set forth in
Schedule 4.19, except in connection with any Permitted Acquisition; (ii) permit or suffer any amendment of its charter or partnership documents which could have a Material Adverse Effect (it being expressly agreed that the inclusion in any such charter documents of any provision similar to those set forth in Section 102(b) (2) of Title 8 of the Delaware Code is prohibited under this Section);
(iii) dissolve, liquidate, consolidate with or merge with, or otherwise acquire any DBS Rights or all or any substantial portion of the ownership interests or assets or properties of any corporation, partnership or other entity or any other material assets, other than pursuant to (A) Permitted Acquisitions and Capital Expenditures permitted hereunder and (B) purchases of inventory and supplies in the ordinary course of business; (iv) repurchase or redeem any shares of capital stock, partnership interests or other ownership interest; or
(v) issue any additional shares of capital stock, partnership interests or other ownership interest, except for securities (A) in respect of which the issuing Company has no obligation to redeem or to pay cash distributions or dividends,
(B) the issuance of which does not result in an Event of Default and (C) which shall have been collaterally assigned or pledged to the Administrative Agent as required hereunder.

       (b) Notwithstanding the foregoing, the Borrower and one or more Subsidiaries may merge or consolidate with each other if the surviving or resulting corporation is either the Borrower or a Subsidiary and if all actions required by Section 2.01 shall have been taken.

       Section 7.05. Management. Turn over the management of its properties, assets, rights, licenses and franchises to any Person other than the Manager or a full-time employee of the Companies.

       Section 7.06. Sale and Leaseback. Enter into any arrangements, directly or indirectly, with any Person whereby it shall sell or transfer any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property; provided, however, that the Borrower and the Subsidiaries may engage in such transactions to the extent structured as Capital Leases and subject to the limitations in
Section 7.01(f).

       Section 7.07. Investments. Except for Permitted Investments, purchase, invest in or otherwise acquire or hold securities, including, without limitation, capital stock and evidences of indebtedness of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other Person.

       Section 7.08. Change in Business. Engage, directly or indirectly, in any business other than the businesses in which it is currently engaged.

       Section 7.09. Accounts Receivable. Sell, assign, discount or dispose in any way of any accounts receivable, promissory notes or trade acceptances held by any Company, with or without recourse, except for collection (including endorsements) in the ordinary course of business.

       Section 7.10. Transactions with Affiliates. Except for the payment of permitted Management Fees and the transactions contemplated by the PST Transfer, enter into any transaction, including, without limitation, the purchase, sale or exchange of property or assets or the rendering or accepting of any service with or to any Affiliate of any Company, except in the ordinary course of business and pursuant to the reasonable requirements of its business and upon terms not less favorable to such Company than it could obtain in a comparable arm's-length transaction with a third party other than such Affiliate.

       Section 7.11. Amendment of Certain Agreements, Etc. Amend, modify or terminate any DBS Agreement, any agreement or instrument evidencing Permitted Seller Paper or

Permitted Seller Subordinated Debt or any material agreement to which any Company is a party, or enter into any material agreement, in each case, if the effect thereof would be to increase materially the obligations of any Company thereunder or to confer additional rights upon the other parties thereto which could have a Material Adverse Effect.

       Section 7.12. ERISA. (a) Fail to make contributions to pension plans required by Section 412 of the Code, (b) fail to make payments required by Title IV of ERISA as the result of the termination of a single employer pension plan or withdrawal or partial withdrawal from a multiemployer pension plan, or (c) fail to correct a prohibited transaction with an employee benefit plan with respect to which it is liable for the tax imposed by Section 4975 of the Code.

       Section 7.13. Margin Stock. Use or permit the use of any of the proceeds of the Loans, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any Margin Stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System, or cause any Loan, the application of proceeds thereof or this Agreement to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under such statutes.

       Section 7.14. Negative Pledges, etc. Enter into any agreement (excluding this Agreement or any other Transaction Document) prohibiting (a) any Company from amending or otherwise modifying this Agreement or any other Transaction Document, or (b) the creation or assumption of any lien upon the properties, revenues or assets of any Company, whether now owned or hereafter acquired.

       VIII. DEFAULTS. In each case of happening of any of the following events (each of which is herein sometimes called an "Event of Default"):

       (a) any representation or warranty made by or on behalf of any Company or any of its Affiliates in this Agreement or the Security Documents, or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement, or the borrowing hereunder, shall prove to be false or misleading in any material respect when made or reconfirmed;

       (b) default in the payment or mandatory prepayment of any installment of the principal of any Note or any payment of any installment of the principal of any other indebtedness of any Company to the Administrative Agent or any Lender, or any payment in respect of any Rate Hedging Obligations entered into with the Administrative Agent or any Lender, when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

       (c) default in the payment of any interest on any Note, or any premium or fee or any other indebtedness of any Company to the Administrative Agent or any Lender for more than five (5) calendar days after the date when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

       (d) default in the due observance or performance by, or compliance with, any Person other than the Administrative Agent or any Lender of any covenant or agreement contained in Article III or V, Sections 6.02, 6.03 (but only if the same involves any seizure or property), 6.04, 6.05, 6.06, 6.07, 6.09 and 6.11 or
Article VII of this Agreement; provided, however, that a default in the delivery of financial or other information under paragraphs (b) through (e) of Section
6.05 shall not constitute an Event of Default unless and until the same continues unremedied for thirty (30) days after the earlier to occur of (i) the occurrence thereof or (ii) written notice thereof from the Administrative Agent or any Lender to the Borrower (provided that such thirty (30) day period shall be available for the remedy of any such default only once in any period of twelve (12) consecutive months and three (3) times during the term of this Agreement);

       (e) default in the due observance or performance of, or compliance with, any other covenant, condition or agreement, on the part of any Person other than the Administrative Agent or any Lender to be observed or performed pursuant to the terms of this Agreement or pursuant to the terms of any Security Document or any Rate Hedging Obligation entered into with the Administrative Agent or any Lender, which default is not referred to in paragraphs (a) through (d), inclusive, of this Article VIII and which default shall continue unremedied for thirty (30) days after the earlier to occur of (i) the Borrower's discovery of such default, or (ii) written notice thereof from the Administrative Agent or any Lender to the Borrower, provided, however, that if any such default cannot be remedied, then such default shall be deemed to be an Event of Default as of the date of the occurrence thereof;

       (f) any default with respect to any Indebtedness of any Company (other than to the Lenders hereunder) for borrowed money, or default under any agreement giving rise to monetary remedies, in each case which, when aggregated with all other such defaults of the Companies, exceeds $2,000,000, if the effect of such default is to permit the holder of such Indebtedness to accelerate the maturity of such Indebtedness, unless such holder shall have permanently waived the right to accelerate the maturity of such Indebtedness on account of such default;

       (g) (i) any NRTC Member Agreement or other DBS Agreement shall be terminated, shall expire or shall be amended in a manner reasonably likely to have a Material Adverse Effect, (ii) any DirecTv Agreement (including the HCG Agreement) shall terminate, shall expire or shall be amended in a manner reasonably likely to have a Material Adverse Effect or (iii) any default shall occur under the HCG Agreement, if NRTC shall take action to terminate the HCG Agreement;

       (h) the loss, termination, suspension, revocation or amendment (in a manner reasonably likely to have a Material Adverse Effect) of any license issued to HCG, any Company or DirecTv or any other party by the Federal Communications Commission in connection with the delivery of DIRECTV or other DBS Rights under any DirecTv Agreement or any NRTC Member Agreement;

       (i) DBS services provided to any of the Subscribers shall be interrupted or terminated, whether due to satellite damage or destruction or other circumstances, if the same has or could have a Material Adverse Effect;

       (j) any default with respect to any Funded Debt of the Parent which, when aggregated with all other such defaults of the Parent, exceeds $15,000,000, if the effect of such default is to permit the holder of such Indebtedness to accelerate the maturity of such Indebtedness, unless such holder shall have permanently waived the right to accelerate the maturity of such Indebtedness on account of such default;

       (k) any Company or group of Companies generating in the aggregate more than five percent (5%) of Adjusted Net Income for any period shall discontinue its or their respective business(es) or the Parent, any Company or the Manager shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or corporate action shall be taken for the purpose of effecting any of the foregoing;

       (l) there shall be filed against any Company, the Parent or the Manager an involuntary petition seeking reorganization of such company or the appointment of a receiver, trustee, custodian or liquidator of such company or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect and such involuntary petition shall not have been dismissed within sixty (60) days thereof;

       (m) final judgment for the payment of money which, when aggregated with all other outstanding judgments against any of the Companies, exceeds $1,000,000 (exclusive of amounts covered by insurance or actually contributed in cash by third party obligors with respect to such judgments) shall be rendered against any Company, and the same shall remain undischarged (unless fully bonded upon terms satisfactory to the Required Lenders) for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed;

       (n) the occurrence of any attachment of any deposits or other property of any Company in the hands or possession of the Administrative Agent or any of the Lenders, or the occurrence of any attachment of any other property of any Company in an amount which, when aggregated with all other attachments against the Companies, exceeds $1,000,000 and which shall not be discharged within sixty
(60) days of the date of such attachment;

       (o) for any reason, (i) the Borrower shall cease to own directly or indirectly all of the issued and outstanding capital stock of each of its Subsidiaries (other than the Permitted Preferred Stock); (ii) the Parent shall cease to own at least fifty-one percent (51%) of the aggregate economic value of the Borrower's issued and outstanding capital stock; (iii) the Parent shall cease to own at least eighty percent (80%) of the combined voting power of all issued and outstanding shares of capital stock of the Borrower; or (iv) a "Change of Control" (as defined in the PCC Preferred Stock Designation) shall occur; or

       (p) for any reason (other than the gross negligence of the Administrative Agent or the Lenders, it being nonetheless understood and agreed that the Borrower shall have the primary responsibility for filing continuation statements under the Uniform Commercial Code and making other conforming amendments to the Security Documents to reflect changed circumstances and assure continued compliance therewith and with Section 2.01), any material Security Document shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any security interest(s) or lien(s) granted pursuant thereto which is, or are in the aggregate, material shall fail to be perfected, or any party thereto other than the Administrative Agent or the Lenders shall contest the validity of any material lien(s) granted under, or shall disaffirm its obligations under, any material Security Document;

then and upon every such Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of the Required Lenders as provided in Article XII, the Commitments shall terminate and the Notes and any and all other Indebtedness of the Borrower to the Lenders shall immediately become due and payable, both as to principal and interest, without presentment, demand, prior notice, or protest, all of which are hereby expressly waived, anything contained herein or in the Notes or other evidence of such indebtedness to the contrary notwithstanding (except in the case of an Event of Default under paragraph (k) or (l) of this Article VIII which, under applicable law, would result in the automatic acceleration of the Borrower's Indebtedness, in which event the Commitments shall automatically terminate and such Indebtedness shall automatically become due and payable).

       IX. REMEDIES ON DEFAULT, ETC. In case any one or more Events of Default shall occur and be continuing, the Administrative Agent and the Lenders may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Agreement, any Security Document or the Notes, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law, all subject to the provisions of Article XII. In the event that the Administrative Agent shall apply for the appointment of, or taking possession by, a trustee, receiver or liquidator of the Borrower or any Subsidiary or of any other similar official, to hold or liquidate all or any substantial part of the properties or assets of the Borrower or such Subsidiary following the occurrence of a default in payment of any amount owed to the Administrative Agent or any Lender hereunder, the Borrower, for itself and on behalf of the Subsidiaries (with all due and proper authorization of the Boards of Directors and partners, as the case may be of the Subsidiaries), hereby jointly and severally consent to such appointment and taking of possession and agree to execute and deliver any and all documents requested by the Administrative Agent relating thereto (whether by joining in a petition for the voluntary appointment of, or entering no contest to a petition for the appointment of, such an official or otherwise, as appropriate under applicable law). No right conferred upon the Administrative Agent or the Lenders hereby or by any Security Document or the Notes shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

       X. THE ADMINISTRATIVE AGENT

       Section 10.01. Appointment, Powers and Immunities. Each Lender hereby irrevocably (subject to Section 10.08) designates and appoints Canadian Imperial Bank of Commerce, New York Agency, which designation and appointment is coupled with an interest, as the Administrative Agent of such Lender under this Agreement and the other Transaction Documents, and each such Lender irrevocably authorizes Canadian Imperial Bank of Commerce, New York Agency, as the Administrative Agent of such Lender, to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section
10.05 and such first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and such affiliates' officers, directors, employees and agents) shall not: (a) have any duties or responsibilities to be a trustee for any Lender; (b) be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by either of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability, perfection or sufficiency of this Agreement, any Note, any Security Document or any other document referred to or provided for herein or for any failure by any Company or any other Person to perform any of its obligations hereunder or thereunder; (c) be required to initiate or conduct any litigation or collection proceedings hereunder except to the extent requested by the Required Lenders; and (d) be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact it selects with reasonable care. Subject to the foregoing, to Article XII and to the provisions of any intercreditor agreement among the Lenders in effect from time to time, the Administrative Agent shall, on behalf of the Lenders, (a) hold and apply any and all Collateral, and the proceeds thereof, at any time received by it, in accordance with the provisions of the Security Documents and this Agreement; (b) exercise any and all rights, powers and remedies of the Lenders under this Agreement or any of the Security Documents, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Article XII;
(c) execute, deliver and file UCC Financing Statements, mortgages, deeds of trust, lease assignments and other such agreements, and possess instruments on behalf of any or all of the Lenders; and (d) in the event of acceleration of the Borrower's Indebtedness hereunder, sell or otherwise liquidate or dispose of any portion of the Collateral held by it and otherwise exercise the rights of the Lenders hereunder and under the Security Documents.

       Section 10.02. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any communication by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders or the Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on the Lenders.

       Section 10.03. Events of Default. The Administrative Agent shall not be deemed to have knowledge of the occurrence of an Event of Default (other than the non-payment of principal of or interest on the Notes) unless it has received written notice from any Lender or the Borrower specifying such Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of an Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Administrative Agent shall (subject to Section 10.07) take such action with respect to such Event of Default as shall be directed by the Required Lenders, as provided under Article XII, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action on behalf of the Lenders, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interest of the Lenders.

       Section 10.04. Rights as a Lender. With respect to its Commitments and the Loans made by CIBC hereunder, CIBC shall have the same rights and powers hereunder as any other Lenders and may exercise the same as though its Affiliate, Canadian Imperial Bank of Commerce, New York Agency, were not acting as the Administrative Agent. The Administrative Agent and its affiliates (including CIBC) may, without having to account therefor to the Lenders and without giving rise to any fiduciary or other similar duty to any Lender, accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower and any of its Affiliates as if it were not acting as an Agent and as if CIBC were not a Lender, and the Administrative Agent may accept fees and other consideration from any Company or the Parent for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

       Section 10.05. Indemnification. The Lenders agree to indemnify each of the Agents (to the extent not reimbursed under Section l4.02, but without limiting the obligations of the Borrower under such Section l4.02), ratably in accordance with the aggregate principal amount of the Notes and Commitments held by the Lenders, for any and all liabilities, obligations, losses, damages, penalties, action, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement or any Security Document or any other document contemplated by or referred to herein or the transactions contemplated by or referred to herein or therein (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section 14.02) or the enforcement of any of the terms of this Agreement or of any Security Document or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

       Section 10.06. Non-Reliance on Administrative Agent and other Lenders. Each Lender agrees that it has, independently and without reliance on either Agent or any other Lenders, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Companies and its own decision to enter into this Agreement and that it will, independently and without reliance upon either Agent or any other Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Companies of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Companies. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or businesses of the Companies (or any of their Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates. Notwithstanding the foregoing, the Administrative Agent will provide to the Lenders any and all information reasonably requested by them and reasonably available to the Administrative Agent promptly upon such request.

       Section 10.07. Failure to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

       Section 10.08. Resignation of Administrative Agent. Canadian Imperial Bank of Commerce, New York Agency (or any other Agent hereunder), may resign as the Administrative Agent at any time by giving fifteen (15) days' prior written notice thereof to the Lenders and the Borrower. Any such resignation shall take effect at the end of such fifteen (15) day period or upon the earlier appointment of a successor Agent by the Required Lenders as provided below. Upon any resignation of Canadian Imperial Bank of Commerce, New York Agency (or any other Agent hereunder), and subject to the Borrower's approval (which approval shall not be unreasonably withheld or delayed and shall not be required with respect to any such appointment made during the existence of any Event of Default) the Required Lenders shall appoint a successor agent from among the Lenders or, if such appointment is deemed inadvisable or impractical by the Required Lenders, another financial institution with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by such successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent. After the effective date of the resignation of an Agent hereunder, the retiring Agent shall be discharged from its duties and obligations hereunder, provided that the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent. In the event that there shall not be a duly appointed and acting Agent, the Borrower agrees to make each payment due to the Administrative Agent hereunder and under the Notes, if any, directly to each Lender entitled thereto, pursuant to written instructions provided by the retiring Agent, and to provide copies of each certificate or other document required to be furnished to the Administrative Agent hereunder, if any, directly to each Lender.

       Section 10.09. Cooperation of Lenders. Each Lender shall (a) promptly notify the other Lenders and the Administrative Agent of any Event of Default known to such Lender under this Agreement and not reasonably believed to have been previously disclosed to the other Lenders; (b) provide the other Lenders and the Administrative Agent with such information and documentation as such other Lenders or the Administrative Agent shall reasonably request in the performance of their respective duties hereunder, including, without limitation, all information relative to the outstanding balance of principal, interest and other sums owed to such Lender by the Borrower; and (c) cooperate with the Administrative Agent with respect to any and all collections and/or foreclosure procedures at any time commenced against the Borrower or otherwise in respect of the Collateral by the Administrative Agent in the name and on behalf of the Lenders.

       Section 10.10. Syndication Agent. Except as expressly provided in this Agreement, the Syndication Agent shall not have any rights or obligations under this Agreement or any of the other Loan Documents except in its capacity as a Lender hereunder and thereunder.

       XI. DEFINITIONS

       As used herein the following terms have the following respective meanings:

       Accountants. See Section 6.05.

       Acquisition. The acquisition by the Borrower or any Subsidiary, whether by way of the purchase of assets or stock, by merger or consolidation or otherwise, of exclusive DBS Rights for the delivery of DIRECTV, including without limitation a swap of any such existing DBS Rights for other such DBS Rights or an equity contribution of such DBS Rights to a Subsidiary by any Affiliate of any Company.

       Acquisition Agreements. With respect to any Permitted Acquisition, the respective acquisition, purchase or other agreement which sets forth the terms and conditions of such acquisition.

       Acquisition Loans. See Section 3.02.

       Adjusted Net Income. For any period, Net Income for such period minus Subscriber Acquisition Costs, to the extent capitalized during such period, plus depreciation and amortization deducted in determining Net Income which is related to such capitalized Subscriber Acquisition Costs.

       Adjusted Total Funded Debt. As of any date, Total Funded Debt as of such date minus (a) the amount, if any, by which the aggregate face amount of any NRTC Letters of Credit outstanding as of such date exceeds the aggregate amount then owed to the NRTC under the NRTC Member Agreements and (b) solely for purposes of Sections 5.01 and 5.04 (and not for purposes of calculating the Pricing Ratio) minus the aggregate amount of cash then on deposit in the Collateral Account under the provisions of
       Section 1.07(g) (1) (x).

       Administrative Agent. See the Preamble.

       Affiliate(s). Any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Borrower and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control", including, its correlative meanings, "controlled by" and "under common control with", shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership or securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having ten percent (10%) or more of the voting power for the election of directors or other governing body of a corporation or ten percent (10%) or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Borrower or any Subsidiary.

       Affiliate Subordination Agreements. See Section 2.01.

       Agent. The Administrative Agent or the Syndication Agent.

       Agents. The Administrative Agent and the Syndication Agent.

       Annualized EBITDA. For any fiscal quarter, EBITDA for such fiscal quarter, multiplied by four (4).

       Applicable Margin. See Section 1.04.

       Assignment and Acceptance. See Article XIII.

       Audited Financial Statements. See Section 1.04.

       Available Revolver Commitments. See Section 1.01.

       Average Subscriber Acquisition Cost. For any period, Subscriber Acquisition Costs divided by Gross Subscriber Additions.

       Base Rate. As of any date, the fluctuating interest rate per annum equal to the greater of (a) the rate established by Canadian Imperial Bank of Commerce from time to time at its office in New York City as its "Base Rate" for commercial loans in United States Dollars, and (b) the Federal Funds Rate plus 1.00%; in each case, including any applicable adjustments for reserves or Federal Deposit Insurance Corporation requirements. The Base Rate is not necessarily intended to be the lowest rate of interest determined by Canadian Imperial Bank of Commerce in connection with extensions of credit.

       Base Rate Loans. Loans bearing interest at a rate determined on the basis of the Base Rate.

       Borrower. See the Preamble.

       Borrowing Date. With respect to any Loans requested hereunder, the date such Loans are to be made.

       Budget. See Section 6.05.

       Business Day. (a) For all purposes other than as provided in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York are open for the transaction of a substantial part of their commercial banking business; and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank market.

       Capital Expenditures. For any period, expenditures, (including, without duplication, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower and the Subsidiaries to acquire or construct fixed assets, plant or equipment (including renewals, improvements and replacements, but excluding repairs and acquisitions permitted hereunder) during such period, computed in accordance with GAAP.

       Capital Lease. Any lease of property (real, personal or mixed) which, in accordance with GAAP and Statement No. 13 of the Financial Accounting Standards Board, would be permitted or required to be capitalized on the lessee's balance sheet.

       Capital Lease Obligations. All obligations of the Borrower and the Subsidiaries to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property (real, personal or mixed) to the extent such obligations are required to be classified and accounted for as a capital lease on any such Company's balance sheet under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

       Cash Equity. See Section 3.01.

       Casualty Event. Any loss of, or damages to, or any condemnation or other taking of any assets or property of the Borrower or any Subsidiary for which the Borrower or any Subsidiary receives insurance proceeds, proceeds of a condemnation award or other compensation.

       CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act of 1989 (42 USC 9601, et. seq.).

       CIBC. See the Preamble.

       Churn. For any period, Subscribers as of the first day of such period which cease to be Subscribers during such period (including Subscribers whose service has been discontinued for non-payment, but excluding Subscribers discontinued in connection with a Disposition) minus any Subscribers which resubscribe to the Companies' DBS Services during such period.

       Closing Date. The date on which the first Loans are made.

       Code. The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

       Collateral. Collectively, any and all collateral referred to herein and in the Security Documents.

       Collateral Account. The "Collateral Account", as defined in the Security Agreements.

       Commitment Fee. See Section 1.08.

       Commitments. The Revolver Commitments and the Term Commitments.

       Companies. Collectively, the Borrower and the Subsidiaries.

       Compliance Report. See Section 6.05.

       Compliance Report Delivery Date. See Section 1.04.

       Controlled Group. All trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 40001 of ERISA.

       Copyright Office. The United States Copyright and Trademark Office or any other federal government agency which may hereafter perform its functions.

       Core Properties. See the Recitals.

       Current Assets. On any date, all assets of the Companies on such date which, in accordance with GAAP, would be classified on a consolidated balance sheet of the Companies as "current assets".

       Current Liabilities. On any date, all liabilities of the Companies on such date which, in accordance with GAAP, would be classified on a consolidated balance sheet of the Companies as "current liabilities" (other than the current portion of long-term Indebtedness).

       DBS. See the Recitals.

       DBS Agreements. The NRTC Member Agreements and any and all other agreements entered into by the Borrower or any of the Subsidiaries from time to time (as amended from time to time with the Lenders' consent, if required under this Agreement), to license the right to deliver DBS Services.

       DBS Rights. Any rights to market, sell, deliver and retain revenues from direct broadcast television programming initially transmitted over satellite frequencies, and all rights to distribute services of the type known as "DBS Services" under the NRTC Member Agreements, including without limitation all such rights with respect to DIRECTV and DBS under the DirecTv Agreements or the NRTC Member Agreements.

       DBS Subscriber Areas. On any date, all of the geographic areas in which the Companies, or any of them, have the right to distribute DIRECTV and other DBS services, as described in the NRTC Member Agreements.

       Default. An Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

       Defaulting Lender. Any Lender with respect to which a Lender Default is in effect.

       DirecTv. DirecTv, Inc., an affiliate of HCG, and any successor thereof.

       DIRECTV. The video, audio and data services provided over satellite frequencies by DirecTv.

       DirecTv Agreements. The HCG Agreement (as defined in the NRTC Member Agreements) whether or not assigned to DirecTv by HCG, and any other material agreements under which NRTC has obtained rights to distribute DBS services covered by any of the NRTC Member Agreements or has obtained any other DBS Rights granted to any of the Companies by NRTC.

       Disposition. See Section 7.03.

       Dollars and $. Lawful money of the United States of America.

       EBITDA. For any period, Adjusted Net Income for such period, plus, to the extent deducted in the determination of Adjusted Net Income and not restored in accordance with the definition of such term, (a) Total Interest Expense, (b) depreciation, (c) amortization, (d) taxes in respect of income and profits expensed during such period, (e) Transaction Costs, (f) other non-cash expenses and (g) the product of (i) Net Subscriber Additions multiplied by (ii) the lesser of actual Average Subscriber Acquisition Costs or $400; all determined on a consolidated basis, after eliminating intercompany items, in accordance with GAAP.

       Effective Date. See Section 1.09.

       Environmental Laws. Any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

       Environmental Questionnaire. See Section 6.10.

       Environmental Site Assessment. See Section 6.10.

       ERISA. The Employee Retirement Security Act of 1974, as amended.

       Excess Cash Flow. For any period, EBITDA for such period minus (a) Net Subscriber Additions multiplied by the lesser of actual Average Subscriber Acquisition Costs for such period or $400, minus (b) Fixed Charges for such period, minus (c) voluntary prepayments of the Revolver Notes made in connection with voluntary reductions of the Revolver Commitments during such period, as provided in Section 1.07(b), minus (d) voluntary prepayments of the Term Notes made under Section 1.07(c), minus
       (e) any increase in Working Capital during such period, measured as of the last day of such period by comparison with Working Capital on the first day of such period, plus (f) any decrease in

       Working Capital during such period, measured as of the last day of such period by comparison with Working Capital on the first day of such period.

       Expiration Date. See Section 1.01.

       Event of Default. See Article VIII.

       Federal Funds Rate. For any period, a fluctuating interest rate per annum (based on a 360 day year) equal for each day during such period to the weighted average of the rates of interest charged on overnight federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published for any day which is a Business Day by the Federal Reserve Bank of New York (or, in the absence of such publication, as reasonably determined by the Administrative Agent).

       Fee Letters. The respective Fee Letters entered into as of May 16, 1997, between the Borrower and (a) CIBC and the Administrative Agent and (b) BTCo, individually as a Lender and in its capacity as the Syndication Agent, as amended from time to time in accordance with the respective terms thereof.

       Financial Statements. See Section 4.01.

       Fixed Charges. For any fiscal period, the sum of (a) Total Debt Service for such period; (b) Maintenance Capital Expenditures made by the Companies during such period; and (c) taxes paid or payable by the Companies during such period in respect of income and profits (other than taxes in respect of gains excluded from Net Income in the calculation of EBITDA), including without limitation payments owed under the Tax Sharing Agreement.

       Funded Debt. Without duplication, all Indebtedness with respect to any of the following: (a) money borrowed (whether recourse or non-recourse), including principal and overdue interest and premiums, (b) Rate Hedging Obligations, (c) obligations evidenced by a bond, debenture, note or other like written obligation to pay money, (d) Capital Lease Obligations, (e) obligations under conditional sales or other title retention agreements or secured by any Lien, (f) any letters of credit, bankers acceptances or similar instruments (including reimbursement obligations with respect thereto), (g) the deferred unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, or (h) any guaranty of any or all of the foregoing.

       GAAP. Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other entity as may be approved by a significant segment of the accounting profession, as in effect on December 31, 1996, applied on a basis consistent with (a) the application of the same in prior fiscal periods,
       (b) that employed by the Accountants in preparing the financial statements referred to in Section 6.05(a) and (c) the accounting principles generally utilized in the direct broadcast service industry, as the case may be.

       General Purpose Letters of Credit. Any and all Letters of Credit issued pursuant hereto, other than NRTC Letters of Credit and Seller Letters of Credit.

       General Purpose Letter of Credit Exposure. The portion of the aggregate Letter of Credit Exposure arising from General Purpose Letters of Credit.

       Governmental Authority. Any nation or government, any state or other political subdivision thereof and any entity exercising any executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

       Gross Subscriber Additions. For any period, the total amount of Paying Subscribers for DBS services of the Companies added in the ordinary course of operations of the Companies, excluding (a) any Subscribers which resubscribe to the Companies' DBS services during such period, (b) any Subscribers purchased, acquired or swapped during such period and (c) any Subscribers sold or otherwise disposed of during such period.

       Hazardous Materials. (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wasters", "hazardous materials", "extremely hazardous wastes", "restricted Hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

       HCG. Hughes Communications Galaxy, Inc. and any successor thereof.

       Hedging Lender. Any Lender, or any Affiliate of any Lender, which from time to time enters into a Rate Hedging Agreement with any Company.

       Indebtedness or indebtedness. As applied to any Person, (a) all items (except items of capital stock, capital or paid-in surplus or of retained earnings) which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including Capital Lease Obligations but excluding Indebtedness of the Companies with respect to trade obligations and other normal accruals in the ordinary course of business not yet due and payable or not more than ninety (90) days in arrears measured from the date of billing; (b) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed; and (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock or equity purchase, capital contribution, makewell or otherwise) or otherwise to become directly or indirectly liable.

       Indemnified Liabilities. See Section 14.13.

       Indemnified Parties. See Section 14.13.

       Interest Expense. For any period, the aggregate amount (determined on a consolidated basis, after eliminating intercompany items, in accordance with GAAP) of interest, commitment fees and letter of credit fees accrued (whether or not paid) during such period (including without limitation the Commitment Fee, the Issuance Fee and the Letter of Credit Fee and the interest component of Capital Lease Obligations, but excluding non-recurring structuring and facility fees payable under the Fee Letters) interest in respect of overdue trade payables) by the Companies in respect of all Indebtedness for borrowed money.

       Interest Period. With respect to each LIBOR Loan, the period commencing on the date such Loan is made or converted from a Base Rate Loan, or the last day of the immediately preceding Interest Period, as to LIBOR Loans being continued as such, and ending one (1), two (2), three (3) or six
       (6) months thereafter, as the Borrower may elect in the applicable Loan Request or Interest Rate Option Notice, provided that:

                (a) any Interest Period (other than an Interest Period determined pursuant to clause (d) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                (b) if the Borrower shall fail to give notice as provided in
       Section 1.05, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

                (c) any Interest Period relating to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (d) below, end on the last Business Day of a calendar month;

                (d) any Interest Period related to a LIBOR Loan that would otherwise end after the final maturity date of the Loans shall end on such final maturity date;

                (e) no Interest Period shall include a principal repayment date for the Loans unless an aggregate principal amount of Loans at least equal to the principal amount due on such principal repayment date shall be Base Rate Loans or LIBOR Loans having Interest Periods ending on or before such date; and

                (f) notwithstanding clauses (d) and (e) above, no Interest Period shall have a duration of less than one (1) month.

       Interest Rate Option Notice. A notice given by the Borrower to the Administrative Agent of the Borrower's election to convert Loans to a different type or continue Loans as the same type, in accordance with
       Section 1.05(a).

       Issuance Fee. See Section 1.03(b).

       Issuing Bank. CIBC Inc., any affiliate thereof designated by CIBC Inc. or any other Lender which may serve as the "Issuing Bank" in the event that CIBC Inc. elects to cease providing letter of credit services hereunder.

       Junior Reorganization Securities. With respect to any Seller Subordination Agreement, debt or equity securities of the Company obligated under the applicable Permitted Seller Subordinated Debt, or of any successor corporation provided for by a plan of reorganization, that are subordinated at least to the same extent that such Permitted Seller Subordinated Debt is subordinated to the payment of the Obligations then outstanding (including all limitations on rights of action set forth in such Seller Subordination Agreement and all other obligations and restrictions imposed thereunder); provided that (a) if a new corporation results from such reorganization, such corporation shall have assumed all Obligations not paid in full in cash in connection with such reorganization and (b) no such debt or equity securities shall be permitted if the issuance thereof causes or could cause the applicable Permitted Seller Subordinated Debt to be treated in any bankruptcy, reorganization or similar proceeding as part of (i) the same class of claims as any of the Obligations or (ii) any class of claims pari passu with, or senior to, any of the Obligations with respect to any payment or distribution.

       Lender Default. (a) The refusal (which has not been retracted) of a Lender to make available its portion of any Loan or, if applicable, to fund its portion of any Letter of Credit Disbursement, or (b) a Lender having notified the Borrower and/or the Administrative Agent in writing that it does not intend to lend under this Agreement or comply with its obligation, if any, with respect to any Letter of Credit Disbursement; in the case of either (a) or (b) as a result of any takeover of such Lender by any regulatory authority or agency and other than by reason of any failure of the Borrower to meet any conditions precedent thereto hereunder.

       Lenders. See the Preamble.

       Letter of Credit and Letters of Credit. See Section 1.03.

       Letter of Credit Disbursement. See Section 1.03.

       Letter of Credit Documents. See Section 1.03.

       Letter of Credit Exposure. The sum of (a) the aggregate amount of all outstanding obligations of the Companies to repay Letter of Credit Disbursements and (b) the aggregate undrawn amount under outstanding Letters of Credit. The Letter of Credit Exposure of any Revolver Lender at any time shall mean its pro rata percentage of the aggregate Letter of Credit Exposure, based on the aggregate Revolver Commitments.

       Letter of Credit Fee. See Section 1.03.

       LIBOR Base Rate. With respect to each day during each Interest Period pertaining to any LIBOR Loan, the rate per annum determined by the Administrative Agent to be the arithmetic mean of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, the term "LIBOR Base Rate" shall mean, with respect to each day during each Interest Period pertaining to any LIBOR Loan, the rate per annum equal to the rate at which the Administrative Agent is offered Dollar deposits at or about 10:00 A.M., New York City time, two (2) Business Days prior to the beginning of such Interest Period in the London interbank deposit market where the eurodollar and foreign currency and exchange operations in respect of its LIBOR Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Loan to be outstanding during such Interest Period. As used herein, the "Telerate British Bankers Assoc. Interest Settlement Rates Page" means the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

       LIBOR Loans. Loans bearing interest at a rate determined on the basis of the LIBOR Rate.

       LIBOR Rate. With respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/16th of 1%):

                                  LIBOR Base Rate
                                  ---------------
                         1.00 - LIBOR Reserve Requirements

       LIBOR Reserve Requirements. For any day as applied to a LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System (or other Governmental Authority having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

       Liens. See Section 4.09.

       Loan Documents. This Agreement, the Notes, the Security Documents and all other agreements, instruments and certificates contemplated hereby and thereby, including without limitation any Rate Hedging Agreements entered into with any of the Lenders or their Affiliates.

       Loan Request. See Section 1.05.

       Loans. Collectively, the Revolving Loans and the Term Loans.

       Maintenance Capital Expenditures. For any period, Capital Expenditures incurred by the Companies during such period, excluding any portion of Subscriber Acquisition Costs which would otherwise be capitalized in accordance with GAAP.

       Management Fees. Amounts due and payable by the Companies to the Manager in consideration for management and administrative support services.

       Manager. Pegasus Communications Management Company, a Pennsylvania corporation.

       Margin Stock. See Section 4.13.

       Material Adverse Effect. Any circumstance or event which, individually or in the aggregate with other such circumstances or events, (a) has had, or could reasonably be expected to have, an adverse effect on the validity or enforceability of this Agreement or the other Loan Documents in any material respect, (b) has had, or could reasonably be expected to have, an adverse effect on the condition (financial or other), business, results of operations, prospects or properties of the Borrower and the Subsidiaries, taken as a whole, in any material respect or (c) has impaired, or could reasonably be expected to impair, the ability of the Companies to fulfill their obligations under this Agreement or any other Loan Document to which any Company is a party, in any material respect.

       Net Cash Proceeds. With respect to any Disposition, the aggregate amount of all cash payments received by (a) any Company or (b) any Qualified Intermediary, as defined in the United States Treasury Regulations promulgated under Section 1031 of the Code and as used in connection with a like-kind exchange under such Section 1031, directly or indirectly, in connection with such

       Disposition, whether at the time thereof or after such Disposition under deferred payment arrangements or investments entered into or received in connection with such Disposition, minus the aggregate amount of any legal, accounting, regulatory, title and recording tax expenses, commissions and other fees and expenses paid by any Company in connection with such Disposition, and minus any income taxes payable by any Company in connection with such Disposition.

       Net Income. For any period, net income of the Companies from their respective operations, after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions (including Interest Expense), but excluding any extraordinary gains or losses derived from any sales of assets made during such period, to the extent such gains or losses are properly includable in the determination of Net Income such period, all determined on a consolidated basis, after eliminating intercompany items, in accordance with GAAP.

       Net Subscriber Additions. For any period, Gross Subscriber Additions for such period minus Churn during such period.

       Notes. See Section 1.02.

       NRTC. The National Rural Telecommunications Cooperative, a District of Columbia corporation, and any successor thereto under the NRTC Member Agreements.

       NRTC Letter of Credit Exposure. That portion of the aggregate Letter of Credit Exposure arising from NRTC Letters of Credit.

       NRTC Letters of Credit. Any and all Letters of Credit issued in favor of the NRTC, as beneficiary.

       NRTC Member Agreements. (a) The NRTC/Member Agreements for Marketing and Distribution of DBS Services between any Company and the NRTC listed as such on Schedule 4.07, as amended through the date hereof (including without limitation the amendment described on Schedule 4.07 providing for certain letter of credit requirements in connection with the delivery of DBS by the Subsidiaries to certain households in the DBS Subscriber Areas), and (b) the NRTC/Member DBS Product Retail Agreements listed on
       Schedule 4.07, in each case as originally executed and delivered and as amended in accordance with Section 7.11, pursuant to which the Subsidiaries hold the exclusive rights to provide cable programming services and all other video, audio and data packages transmitted by DirecTv over the DirecTv frequencies (as defined therein) to residential and commercial subscribers in specified service areas, and any other NRTC/Member Agreements for Marketing and Distribution of DBS Services, NRTC/Member DBS Product Retail Agreements or other agreements between any Company and the NRTC for the provision of DBS services in any other specified service areas not covered by the existing NRTC Member Agreements referred to above.

       Obligations. The Loans and the other obligations of the Companies under this Agreement and the other Loan Documents, including without limitation any and all future loans, advances, debts, liabilities, obligations, covenants and duties owing by the Companies to the Administrative Agent and the Lenders, or any of them, of any kind or nature, whether or not evidenced by any note, mortgage or other instrument, whether arising by reason of an extension of credit, loan, guarantee, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" also includes, without limitation, all interest, charges, expenses, fees (including attorneys', accountants', appraisers', consultants' and other fees) and any other sums chargeable to the Companies under this Agreement or any other Loan Documents.

       Opening Balance Sheet. See Section 4.01.

       Parent. See the Preamble.

       Participant. See Section 1.14.

       Paying Subscriber. Any Subscriber to DBS services provided by a Subsidiary (a) from whom such Subsidiary has received at least one payment for programming service, (b) whose account balance is not more than sixty (60) days past due, measured from the invoice due date thereof, without giving effect to any extensions thereof, and (c) who shall not have disconnected service.

       PCC Preferred Stock. PCC's Series A Cumulative Exchangeable Preferred Stock issued on January 27, 1997, on the terms and conditions set forth in the PCC Preferred Stock Designation.

       PCC Preferred Stock Designation. The Certificate of Designation, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of 12.75% Series A Cumulative Exchangeable Preferred Stock of Pegasus Communications Corporation filed with the office of the Secretary of State of the State of Delaware on January 24, 1997.

       PCC Preferred Stock Dividends. See Section 5.08.

       PCC Subordinated Notes. PCC's 12.75% Senior Subordinated Exchange Notes due 2007 issuable in exchange for PCC Preferred Stock pursuant to the PCC Preferred Stock Designation.

       Penetration Percentage. See Section 5.03.

       Permitted Acquisitions. An Acquisition by the Borrower or any Subsidiary, subject to the fulfillment of the following conditions:

                (a) If any such Acquisition involves consideration in excess of $25,000,000 in the aggregate such acquisition shall require the prior written approval of the Required Lenders, in their sole and absolute discretion.

                (b) If such Acquisition involves the purchase of stock or other ownership interests, the same shall be effected in such a manner as to assure that the acquired entity becomes a direct or indirect Subsidiary of the Borrower and that the parent of such Subsidiary shall own at least eighty percent (80%) of all such ownership interests, including at least eighty percent (80%) of all voting ownership interests, or such greater percentage thereof as shall be necessary, under applicable law or contract, to control (legally and beneficially) such Subsidiary;

                (c) No later than (1) thirty (30) days (or such shorter period as may be reasonably practicable, if approved by the Administrative Agent) prior to the consummation of any such Acquisition or, if earlier, ten (10) business days after the execution and delivery of the related Acquisition Agreement, the Borrower shall have delivered to the Administrative Agent (in sufficient copies for all the Lenders) copies of executed counterparts of such Acquisition Agreement, together with all Schedules thereto, the forms of any additional agreements or instruments to be executed at the closing thereunder (to the extent available), and all applicable financial information, including new Projections through December 31, 2004, updated to reflect such Acquisition and any related transactions, (2) promptly following a request therefor, copies of such other information or documents relating to such acquisition as any Lender shall have reasonably requested, and (3) promptly following the consummation of such Acquisition, certified copies of the agreements, instruments and documents referred to above to the extent the same has been executed and delivered at the closing under such Acquisition Agreement;

                (d) The aggregate amount of all consideration payable by the Borrower or any Subsidiary or Subsidiaries in connection with such Acquisition (other than noncompetition and consulting agreements, earn-outs and customary post-closing adjustments, escrows, holdbacks and indemnities and Indebtedness permitted under Section 7.01) shall be payable on the date of such acquisition;

                (e) Neither the Borrower nor any Subsidiary shall, in connection with any such Acquisition, assume or remain liable with respect to any indebtedness (including any material tax or ERISA liability) of the related Seller, except (i) to the extent permitted under Section 7.01 and
       (ii) obligations of such Seller incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any of the Companies hereunder shall be paid in full or released as to the assets being so acquired on or before the consummation of such Acquisition;

                (f) All other assets and properties acquired in connection with any such Acquisition shall be free and clear of any liens, charges and other encumbrances other than permitted under Section 7.02;

                (g) The Borrower shall have complied as applicable with all of the provisions in Section 2.01, including the execution and delivery of such additional agreements, instruments, certificates, documents, consents, environmental site assessments, opinions and other papers as the Administrative Agent may reasonably require;

                (h) Immediately prior to any such Acquisition and after giving effect thereto, the Available Revolver Commitment shall not be less than $10,000,000 and no Default shall have occurred and be continuing;

                (i) Without limiting the generality of the foregoing, after giving effect to such Acquisition the Borrower shall be in compliance with the provisions of Article V, (i) calculated on a pro forma basis as of the end of and for the fiscal quarter most recently ended prior to the date of such Acquisition for which financial statements are required to be provided (and have been so delivered) under Section 6.05 and (ii) under the Borrower's updated Projections referred to above. The Borrower shall provide to the Administrative Agent a certificate signed on behalf of the Borrower by its Chief Financial Officer demonstrating such compliance in reasonable detail; and

                (j) The average cash acquisition price per Paying Subscriber, measured as of the closing date of each Acquisition occurring on or after the Closing Date, on the date of such acquisition based on the aggregate number of Paying Subscribers then served pursuant to all DBS Rights purchased by or transferred to the Companies (including the Core Properties), shall not exceed $2,100. For purposes hereof , (i) the average cash acquisition price per Paying Subscriber for the Core Properties shall be deemed to be $1,600 and (ii) any Permitted Seller Paper shall be deemed to be cash.

       Permitted Investments. (a) Investments in property to be used by the Subsidiaries in the ordinary course of business; (b) current assets arising from the sale of goods and services in the ordinary course of business; (c) investments (of one year or less) in direct or guaranteed obligations of the United States, or any agency thereof; (d) investments (of 90 days or less) in certificates of deposit of the Lenders or any other domestic commercial bank of recognized standing having capital, surplus and undivided profits in excess of $100,000,000, membership in the Federal Deposit Insurance Corporation ("FDIC") and senior debt rated carrying one of the two highest ratings of Standard & Poor's Ratings Service, A Division of McGraw Hill, Inc., or Moody's Investors Service, Inc. (an "Approved Institution"); (e) investments (of 90 days or less) in commercial paper given one of the two highest ratings by Standard and Poor's Ratings Service, A Division of McGraw Hill, Inc., or by Moody's Investors Service, Inc.; (f) investments redeemable at any time without penalty in money market instruments placed through the Lenders or Approved Institutions; (g) existing investments by the Companies in Subsidiaries; (h) repurchase agreements fully collateralized by United States government securities; (i) deposits fully insured by the FDIC; (j) short-term loans to employees and advances to employees in the ordinary course of business for the payment of bona fide, properly documented, business expenses to be incurred on behalf of the Companies, provided that the aggregate outstanding amount of all such loans and advances shall not exceed $50,000 in the aggregate at any time; and (k) investments made in connection with acquisitions permitted hereunder.

       Permitted Preferred Stock. (a) The PST Transfer Preferred Stock and (b) preferred stock of any of the Companies issued to Sellers in connection with Permitted Acquisitions which (i) has terms and conditions satisfactory to the Administrative Agent and (ii) without limiting the generality of the foregoing, (A) will have no redemption or other exit rights which arise earlier than one year after the scheduled maturity of the Notes, (B) will not be redeemable, in any event (other than with shares of the common stock of the Companies or securities of the Parent issued without any resulting Event of Default), until all of the Obligations have been paid in full in cash, (C) will not carry any dividend rights (other than dividends paid in shares of Permitted Preferred Stock or common stock of the Companies or the Parent issued without any resulting Event of Default), and (D) will otherwise conform with the meaning of "Qualified Subsidiary Stock", as such term is defined in the PCC Preferred Stock Designation.

       Permitted Seller Paper. Indebtedness of the Companies to Sellers which is incurred in connection with Permitted Acquisitions which (a) has terms and conditions satisfactory to the Administrative Agent, (b) is secured by a Seller Letter of Credit and (c) is otherwise not further secured.

       Permitted Seller Subordinated Debt. Indebtedness of the Companies to Sellers which is incurred in connection with Permitted Acquisitions and
       (a) is subordinated to any Indebtedness of the Companies to the Agents or the Lenders pursuant to one or more Seller Subordination Agreements and
       (b) is unsecured.

       Person or person. Any individual, corporation, partnership, joint venture, trust, business unit, unincorporated organization, or other organization, whether or not a legal entity, or any government or any agency or political subdivision thereof.

       Pioneer Outstandings. As of any date, all principal, overdue interest and other amounts then outstanding in respect of the Pioneer Seller Debt, but excluding accrued interest which is not yet overdue.

       Pioneer Seller Debt. Indebtedness of the Borrower or any Subsidiary to Pioneer Services Corporation or Pioneer Electric Cooperative ("Pioneer") in the principal amount of no more than (a) $2,300,000, issued in the form of a promissory note, and (b) $800,000, payable under a non-competition agreement, in each case in connection with the proposed Acquisition from Pioneer of certain DBS territories in the State of Alabama, provided, however, that

                (a) such Acquisition qualifies as a Permitted Acquisition hereunder;

                (b) such promissory note bears interest at a per annum rate not exceeding eight percent (8%) and amortizes substantially in accordance with the following schedule: $250,000 on the first anniversary of issuance, $250,000 on the second anniversary of issuance, $800,000 on the third anniversary of issuance and $1,000,000 on the fourth anniversary of issuance;

                (c) such non-competition agreement provides for payments substantially in accordance with the following schedule: $400,000 on the first anniversary of the escrow thereof and $400,000 on the second anniversary thereof;

                (d) the terms of such indebtedness are not modified or amended in any material respect without the prior written consent of the Required Lenders; and

                (e) such indebtedness is unsecured.

       PM&C. See Section 3.01.

       Prepayment Notice. See Section 1.07.

       Pricing Period. See Section 1.04.

       Pricing Ratio. See Section 1.04.

       Prior Acquisitions. The Acquisitions funded with advances made by the Parent described on Schedule 11 attached hereto.

       Projections. See Section 4.17.

       Properties. See Section 4.20.

       PST. Pegasus Satellite Television, Inc., a Delaware corporation.

       PST Transfer. See Section 3.01.

       PST Transfer Preferred Stock. 2,780 shares of the Series A Preferred Stock, $1.00 par value, of the Borrower issued to PST Holdings, Inc., a subsidiary of PM&C, pursuant to the PST Transfer.

       Quarterly Dates. The last Business day of each March, June, September and December of each fiscal year.

       Rate Hedging Agreements. Any written agreements evidencing Rate Hedging Obligations, including without limitation the LIBOR provisions of this Agreement.

       Rate Hedging Obligations. Any and all obligations of the Borrower, whether direct or indirect and whether absolute or contingent, at any time created, arising, evidenced or acquired (including all renewals, extensions, modifications and amendments thereof and all substitutions therefor), in respect of: (a) any and all agreements, arrangements, devices and instruments designed or intended to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including without limitation dollar-denominated or cross currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants and so-called "rate swap" agreements; and (b) any and all cancellations, buy-backs, reversals, terminations or assignments of any of the foregoing.

       Recovering Party. See Section 1.15.

       Recovery. See Section 1.15.

       Refinanced Acquisition Costs. See Section 2.02.

       Regulation D. Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

       Regulatory Change. With respect to any Lender, any change after the date of this Agreement in any law, rule or regulation (including without limitation Regulation D) of the United States, any state or any other nation or political subdivision thereof, including without limitation the issuance of any final regulations or guidelines, or the adoption or making after the date of this Agreement of any interpretation, directive or request, applying to a class of banks in which such Lender is included under any such law, rule or regulation (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation thereof.

       Remedial Work. All activities, including, without limitation, cleanup design and implementation, removal activities, investigation, field and laboratory testing and analysis, monitoring and other remedial and response actions, taken or to be taken, arising out of or in connection with Hazardous Materials, including without limitation all activities included within the meaning of the terms "removal," "remedial action" or "response," as defined in 42 U.S.C. Section 9601(23), (24) and (25).

       Required Lenders. At any time, Lenders, excluding Defaulting Lenders, holding at least two-thirds of the sum of (a) the aggregate outstanding principal amount of the Loans, (b) the aggregate Letter of Credit Exposure and (c) the aggregate amount of the unutilized Commitments.

       Required Payment. See Section 1.16.

       Restricted Payment. Any distribution or payment of cash or property, or both, directly or indirectly (a) in respect of any Permitted Seller Subordinated Debt, or (b) to any partner or stockholder of any of the Companies or of any of their respective Affiliates for any reason whatsoever, including without limitation, salaries, loans, debt repayment, consulting fees, Management Fees, expense reimbursements and dividends, distributions, put, call or redemption payments and any other payments in respect of capital stock or partnership interests; provided, however, that Restricted Payments shall not include:

                (i) reasonable Transaction Costs;

                (ii) payments under the Tax Sharing Agreement;

                (iii) transactions that comply with Section 7.10; and

                (iv) cash dividends or other payments made to the Parent in respect of Refinanced Acquisition Costs.

       Revolver Commitments. See Section 1.01.

       Revolver Commitment Reduction Notice. See Section 1.07.

       Revolver Lenders. (a) On the date hereof, the Lenders having Revolver Commitments listed on Schedule 1.01(a) hereto and (b) thereafter, the Lenders from time to time holding Revolving Loans and Revolver Commitments, after giving affect to any assignments thereof effected in accordance with Article XIII.

       Revolving Loans. See Section 1.01.

       Revolver Notes. See Section 1.01.

       Revolvers. See Section 1.01.

       Revolving Credit Period. The period from the date of this Agreement to the Expiration Date.

       Scheduled Principal Payments. For any fiscal period, (a) the aggregate principal amount of Revolving Loans outstanding on the first day of such period minus (b) the aggregate Revolver Commitments at the close of business on the first Business Day following the end of such period, as reduced as provided under Section 1.01(f), but in no event less than -0-.

       SEC. See Section 6.05.

       Security Agreements. The Security and Pledge Agreement signed by the Borrower and the Guaranty and Security Agreement signed by each of the Subsidiaries as of the Closing Date or, with respect to Subsidiaries formed after the date hereof, in connection with their formation as required under Section 2.01.

       Security Document(s). See Section 2.01.

       Seller. With respect to any acquisition permitted hereunder, the owner of the stock (or other ownership interests) to be acquired, or the entity the assets and properties of which are to be acquired by the related respective Company pursuant to such acquisition.

       Seller Letters of Credit. Any and all Letters of Credit issued in favor of a Seller, as beneficiary, in connection with a Permitted Acquisition.

       Seller Letter of Credit Exposure. The portion of the aggregate Letter of Credit Exposure arising from Seller Letters of Credit.

       Seller Subordination Agreements. See Section 2.01.

       Subscriber. A subscriber to the DBS Services offered by the Companies.

       Subscriber Acquisition Costs. For any period, those costs deducted in the determination of Net Income which were incurred in the generation of Gross Subscriber Additions, such as sales commissions, advertising expenses and promotional expenses, including the amount, if any, by which the cost of equipment sold to Subscribers (including rebates, subsidies and the like) exceeds the revenue generated from such sale(s). To the extent that any of the foregoing costs are capitalized for GAAP purposes, they will be treated in the determination of Adjusted Net Income as if they were expensed during the period incurred.

       Subscriber Report. See Section 3.01.

       Subsidiary. (a) Any corporation, association, joint stock company, business trust or other similar organization of which more than 50% of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Borrower or a Subsidiary of the Borrower; (b) any other such organization the management of which is directly or indirectly controlled by the Borrower or a Subsidiary of the Borrower through the exercise of voting power or otherwise; or (c) any joint venture, association, partnership or other entity in which the Borrower or a Subsidiary of the Borrower has a 50% equity interest. All of the Borrower's Subsidiaries as of the date hereof are listed on Schedule 4.02 and such term shall include each new Subsidiary formed after the date hereof in compliance with the terms of the foregoing definition and this Agreement.

       Syndication Agent. See the Preamble.

       Tax Sharing Agreement. The Amended and Restated Tax Sharing Agreement dated as of July 1, 1997 among the Parent and its Subsidiaries.

       Taxes. See Section 1.11.

       Term Commitment or Term Commitments. See Section 1.02.

       Term Lenders. (a) On the date hereof, the Lenders having Term Commitments listed on Schedule 1.01(a) hereto and (b) thereafter, the Lenders from time to time holding Term Loans and Term Commitments, after giving affect to any assignments thereof effected in accordance with by Article XIII.

       Term Loan or Term Loans. See Section 1.02.

       Term Notes. See Section 1.02.

       Third Parties. See Section 14.02.

       Total Debt Service. For any period, the aggregate amount (determined on a consolidated basis, after eliminating intercompany items, in accordance with GAAP) of principal and premium, if any, and cash interest, commitment fees and agency fees and other amounts required to be paid during such period in respect of Total Funded Debt. For purposes of this definition, the aggregate amount of all principal required to be paid in respect of the Revolving Loans shall be limited to Scheduled Principal Payments.

       Total Funded Debt. At any time, all outstanding Funded Debt of the Borrower and its Subsidiaries, determined on a consolidated basis, after eliminating intercompany items, in accordance with GAAP.

       Total Interest Expense. For any period, Interest Expense for such period which is payable, or currently paid, in cash.

       Transaction Costs. For any period, nonrecurring out-of-pocket expenses (including attorneys' fees, investment banking fees and facility fees, but excluding recurring costs such as commitment and agency fees) accrued by the Borrower and the Subsidiaries to Persons who are not Affiliates of any Company during such period in connection with the closing of the transactions under this Agreement, any Permitted Acquisition and any other transactions occurring after the Closing Date which are consented to by the Required Lenders.

       Transaction Documents. See Section 4.03.

       Working Capital. On any date, Current Assets minus Current Liabilities on such date.

       XII. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS; SEPARATE ACTIONS BY THE LENDERS.

       (a) This Agreement (including the Schedules hereto) and the other Loan Documents constitute the entire agreement of the parties herein and supersede any and all prior agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof or of the Notes or any other Loan Document, nor consent to the departure by any Company therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as hereafter provided, the consent of the Required Lenders shall be required and sufficient (i) to amend, with the consent of the Borrower, any term of this Agreement, the Notes or any other Loan Document or to waive the observance of any such term (either generally or in a particular instance or either retroactively or prospectively); (ii) to take or refrain from taking any action under this Agreement, the Notes, any other Loan Document or applicable law, including, without limitation, (A) the acceleration of the payment of the Notes, (B) the termination of the Commitments, (C) the exercise of the Administrative Agent's and the Lenders' remedies hereunder and under the Security Documents and (D) the giving of any approvals, consents, directions or instructions required under this Agreement or the Security Documents; provided that no such amendment, waiver or consent shall, without the prior written consent of each Lender (or subsequent holder of a Note) directly affected thereby: (1) extend the final maturity or reduce the principal amount of, or reduce the amount or extend the time of payment of any principal of, or interest on, any Loan or Letter of Credit Disbursement (other than mandatory prepayments of the Notes out of Excess Cash Flow required under Section 1.07(f) ), (2) increase or extend any Commitment or extend the Expiration Date (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute any such increase or extension), (3) release any guaranties or any Collateral, unless such release of guarantee or Collateral is in connection with a sale of Collateral permitted hereby or to which any required consent of the Required Lenders has been given and substantially all of the Net Cash Proceeds of such sale are applied to the Borrower's indebtedness to the Lenders hereunder or otherwise used in a manner permitted hereunder, (4) change the pro rata provisions of Section 1.15 or the percentage referred to in the definition of "Required Lenders" contained in
Article XI, (5) amend the provisions of this Article XII, or (6) amend, modify or otherwise affect the rights and duties of either Agent or the Issuing Bank hereunder or under any Loan Document without the prior written consent of such Agent or the Issuing Bank, as applicable; and provided, further, that neither notice to, nor the consent of, the Borrower shall be required for any modification, amendment or waiver of the provisions of this Article XII governing the number of Lenders required to consent to any act or omission under the Loan Documents or, subject to Article XIII, of the definition of "Required Lenders".

       (b) Any amendment or waiver effected in accordance with this Article XII shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Borrower. The Lenders' failure to insist (directly or through the Administrative Agent) upon the strict performance of any term, condition or other provision of this Agreement, any Note, or any of the Security Documents, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by the Lenders of any such term, condition or other provision or default or Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term condition or other provision or of any such default or Event of Default shall not affect or alter this Agreement, any Note or any of the Security Documents, and each and every term, condition and other provision of this Agreement, the Notes and the Security Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent default or Event of Default in connection therewith. An Event of Default hereunder and a default under any Note or under any of the Security Documents shall be deemed to be continuing unless and until cured or waived in writing by the Required Lenders or all of the Lenders, as provided in paragraph
(a) above.

       XIII. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

       (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, and all subsequent holders of any of the Notes or any portion thereof.

       (b) Each Lender may assign its rights and interests under this Agreement, the Notes and the Security Documents and/or delegate its obligations hereunder and thereunder, in whole or in part, and sell participations in the Notes and the Security Documents as security therefor, provided as follows:

                (i) No Lender shall make any assignment, other than an assignment in whole or an assignment to a separately organized branch or an Affiliate of the same Lender, if, after giving effect thereto, such Lender would hold less than $5,000,000 of the then aggregate outstanding principal amount of the Notes.

                (ii) Any such assignment made other than to a separately organized branch, or an Affiliate of, a Lender shall reflect an assignment of such assigning Lender's Notes and Commitments which is in an aggregate principal amount of at least $5,000,000, and if greater, shall be an integral multiple of $1,000,000.

                (iii) Notwithstanding any provision of this Agreement to the contrary, each Lender may at any time assign all or any portion of its rights under this Agreement and each of the other Loan Documents, including, without limitation, the Notes held by such Lender, to a Federal Reserve Bank (or equivalent thereof in the case of Lenders chartered outside of the United States); provided that no such assignment shall release a Lender from any of its obligations and liabilities under the Loan Documents. Any Federal Reserve Bank (or equivalent thereof) which receives such an assignment from any Lender may make further assignments of such rights in accordance with the provisions of this Section.

                (iv) Any assignments and/or delegations made hereunder shall be pursuant to an instrument of assignment and acceptance (the "Assignment and Acceptance") substantially in the form of Schedule 13(b) (iv) and the parties to each such assignment shall execute and deliver to the Administrative Agent for its acceptance the Assignment and Acceptance together with any Note or Notes subject thereto. Upon such execution and delivery, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall become a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with applicable Commitments as set forth therein and (B) the assigning Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement as to that portion of its obligation being so assigned and delegated. The Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of the assignee as a Lender and the resulting adjustment of Commitments arising from the purchase by and delegation to such assignee of all or a portion of the rights and obligations of such assigning Lender under this Agreement.

                (v) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee together with the Note or Notes subject to such assignment and payment by the assignee to the Administrative Agent of a registration and processing fee of $3,000, the Administrative Agent shall accept such Assignment and Acceptance. Promptly upon delivering such Assignment and Acceptance to the Administrative Agent, the assigning Lender shall give notice thereof to the Borrower pursuant to a Notice of Assignment and Acceptance substantially in the form of Schedule 13(b) (v) and addressed to the Borrower and the Administrative Agent. Within five (5) Business Days after receipt of such notice, the Borrower shall execute and deliver to the Administrative Agent in exchange for each such surrendered Note a new Note payable to the order of such assignee in an amount equal to the portion of the applicable Commitment(s) assumed by such assignee pursuant to such Assignment and Acceptance and a new Note payable to the order of the assigning Lender in an amount equal to the portion of the applicable Commitment(s) retained by it hereunder. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form provided in Section 1.01. Canceled Notes shall be returned to the Borrower upon the execution and delivery of such new Notes.

                (vi) Each Lender may sell participations in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Notes held by
       it); provided, however, that, (A) each such participation shall be in a minimum amount of $5,000,000 (B) the selling Lender shall remain obligated under this Agreement to the extent as it would if it had not sold such participation, (C) the selling Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (D) at no time shall the selling Lender agree with such participant to take or refrain from taking any action hereunder or under any other Loan Document, except that the selling Lender may agree not to consent, without such participant's consent, to any of the actions referred to in Article XII, to the extent that the same require the consent of each Lender hereunder, (E) all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation and no participant shall be entitled to receive any greater amount pursuant to this Agreement than the selling Lender would have been entitled to receive in respect of the amount of the participation transferred by such Lender to such participant had no such transfer occurred, and (F) the Borrower, the Administrative
       Agent and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement.

                (vii) Except for an assignment made to a separately organized branch or an Affiliate of a Lender and except during the existence of a Default, no assignment or participation referred to above shall be permitted without the prior written consent of the Administrative Agent and the Borrower, which consent shall not be unreasonably withheld or delayed.

                (viii) The Borrower may not assign any of its rights or delegate any of its duties or obligations hereunder.

                (ix) Any Lender may, in connection with any assignment or participation pursuant to this Section, disclose to the assignee or participant any information relating to the Companies furnished to such Lender by or on behalf of the Borrower and such assignee or participant shall treat such information as confidential.

       XIV. MISCELLANEOUS

       Section 14.01. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lenders of the Loans and shall continue in full force and effect so long as any Obligation is outstanding and unpaid or any Lender has any obligation to advance funds to the Borrower hereunder.

       Section 14.02. Fees and Expenses; Indemnity; Etc. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, interpretation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and any other Loan Documents and the consummation and administration of the transactions contemplated hereby, including without limitation the reasonable fees and disbursements of (i) counsel to the Administrative Agent, and (ii) such agents of the Administrative Agent not regularly in its employ, and accountants, other auditing services, consultants and appraisers engaged by or on behalf of the Administrative Agent or by the Borrower at the request of the Administrative Agent (collectively, "Third Parties"); (b) to pay or reimburse the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any other Loan Documents, including, without limitation, the reasonable fees and disbursements of (i) counsel to the Administrative Agent and (ii) Third Parties; (c) following the occurrence of an Event of Default hereunder, to pay or reimburse the Lenders for the reasonable fees and disbursements of counsel for the respective Lenders engaged for the preservation or enforcement of such Lender's rights under this Agreement or any other Loan Documents relating to such Event of Default; (d) to pay, indemnify, and hold each Lender and each Agent harmless from, any and all recording and filing fees and taxes, lien discharge fees and taxes, intangible taxes and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any other Loan Documents; and (e) to pay, indemnify, and hold each Lender and each Agent (and their respective directors, officers, employees, agents and other affiliates) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or any transaction contemplated by, any Loan Document or the use or proposed use of the proceeds of the Loans or the refinancing or restructuring of the credit arrangement provided under this Agreement in the nature of a "work-out" or any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of any Company or any other party other than the Lender or either Agent to any Loan Document (all the foregoing in this clause (e), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to either Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Agent or any such Lender. The agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder.

       Section 14.03. Notice.

       (a) All notices, requests, demands and other communications provided for hereunder (including without limitation Loan Requests) shall be in writing (including telecopied communication) and mailed or telecopied or delivered to the applicable party at the addresses indicated below.

       If to the Administrative Agent:

                Canadian Imperial Bank of Commerce, New York Agency 425 Lexington Avenue
                New York, New York  10017
                Attention:  Syndications
                Telecopy No.:  (212)  856-3799

       If to the Syndication Agent:

                Bankers Trust Company
                c/o BT Securities Corporation
                One Bankers Trust Plaza
                New York, New York  10006
                Attention:  Syndications
                Telecopy No.:  (212)  250-7200
and if to any Lender, at the address set forth on the appropriate signature page hereto or, with respect to any assignee of the Notes under Article IX, at the address designated by such assignee in a written notice to the other parties hereto.;

       in each case (except for routine communications), with a copy to:

                Elizabeth H. Munnell, Esquire
                Edwards & Angell
                101 Federal Street
                Boston, Massachusetts 02110
                Telecopy No.:  (617)  439-4170

       If to the Borrower:

                Mr. Marshall W. Pagon
                Pegasus Communications
                5 Radnor Corporate Center, Suite 454
                100 Matsonford Road
                Radnor, Pennsylvania  19087
                Telecopy No.:  (610)  341-1835

       with a required copy to Ted S. Lodge, Esq. at the immediately foregoing address

                  and

       with a copy (except for routine communications)  to:

                  Michael B. Jordan, Esq.
                  Drinker Biddle & Reath LLP
                  Philadelphia National Bank Building
                  1345 Chestnut Street
                  Philadelphia, Pennsylvania  19107-3496
                  Telecopy No.:  (215)  988-2757

       or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be deemed given upon receipt by the party to whom such notice is directed.

       (b) The address of the Administrative Agent for payment hereunder is as follows:

              Morgan Guaranty Trust Company
              60 Wall Street
              New York, New York 10260
              ABA: 021000238
              Attention: For the Account of Canadian Imperial Bank of Commerce,
                New York Agency
              Account No.: 630-00-480
              For further credit to Agented Loans,
              Account No.: 07-09611
              Re:  Pegasus Satellite Holdings, Inc.
              Telecopy No.: (212) 856-3799

       Section 14.04. Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the internal laws of the State of New York.

       Section 14.05. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

       (a) THE BORROWER, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS ARISING HEREUNDER OR UNDER THE NOTES OR THE SECURITY DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, THE BORROWER CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR U.S. CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE BORROWER AT THE ADDRESS PROVIDED HEREIN. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

       (b) WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENTS AND THE LENDERS HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES

TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH.

       Section 14.06. Severability. Any provision of this Agreement, the Notes or any of the Security Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

       Section 14.07. Section Headings, Etc. Any Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

       Section 14.08. Several Nature of Lenders' Obligations. Notwithstanding anything in this Agreement, the Notes or any of the Security Documents to the contrary, all obligations of the Lenders hereunder shall be several and not joint in nature, and in the event any Lender fails to perform any of its obligations hereunder, the Borrower shall have no recourse against any other Lender(s) who has (have) performed its (their) obligations hereunder. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, subject to the provisions of Article XII, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

       Section 14.09. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same Agreement.

       Section l4.10. Knowledge and Discovery. All references in this Agreement to "knowledge" of, or "discovery" by, the Borrower shall be deemed to include, without limitation, any such knowledge of, or discovery by, the Borrower or any executive officer of the Borrower.

       Section 14.11. Amendment of Other Agreements. All references in this Agreement to other documents and agreements to which the Lenders are not parties (including without limitation the Acquisition Agreements, the PCC Preferred Stock Designation, the Management Agreement, the NRTC Member Agreements and any other DBS Agreements) shall be deemed to refer to such documents and agreements as presently constituted and, except for any amendments and modifications not prohibited under Section 7.11, not as hereafter amended or modified unless the Lenders shall have expressly consented in writing to such amendment(s) or modification(s).

       Section 14.12. Disclaimer of Reliance. The Borrower has not relied on any oral representations concerning any of the terms or conditions of the Loans, the Notes, this Agreement or any of the Security Documents in entering into the same. The Borrower acknowledges and agrees that none of the officers of the Administrative Agent or any Lender has made any representations that are inconsistent with the terms and provisions of this Agreement, the Notes and the Security Documents, and neither the Borrower nor any of its Affiliates has relied on any oral promises or representations in connection therewith.

       Section 14.13. Environmental Indemnification. Without limiting the generality of Section 14.02, in consideration of the execution and delivery of this Agreement by the Lenders and the making of the Loans, the Borrower hereby indemnifies, exonerates and holds the Lenders and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

       (a) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by any Company of any Hazardous Material; or

       (b) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Company of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expense or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, any Company; except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's negligence or misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Notwithstanding anything to the contrary herein contained, the obligations and liabilities under this Section shall survive and continue in full force and effect and shall not be terminated, discharged or released in whole or in part irrespective of whether all the Obligations have been paid in full or the Commitments have been terminated and irrespective of any foreclosure of any mortgage, deed of trust or collateral assignment on any real property or acceptance by any Lender of a deed or assignment in lieu of foreclosure.

       IN WITNESS WHEREOF, the Agents, the Lenders and the Borrower have caused this Agreement to be duly executed by their duly authorized representatives, as a sealed instrument, all as of the day and year first above written.

                           BORROWER:



                           PEGASUS SATELLITE HOLDINGS, INC.


                           By: _____________________________________________
                               Robert N. Verdecchio, Senior Vice President



                           ADMINISTRATIVE AGENT:

                           CANADIAN IMPERIAL BANK OF
                            COMMERCE, NEW YORK AGENCY


                           By: _____________________________________________
                               Harold F. Birk, Director, CIBC Wood Gundy
                               Securities Corp., as agent



                           SYNDICATION AGENT:

                           BANKERS TRUST COMPANY



                           By: _____________________________________________
                               David Bell, Vice President

                                LENDERS:

                                CIBC INC.



                                By:_______________________________________
                                   Harold F. Birk, Director, CIBC Wood Gundy
                                   Securities Corp., as agent


                                Address for Notices to CIBC Inc.:

                                CIBC Inc.
                                425 Lexington Avenue
                                New York, New York 10017
                                Telecopy: (212) 856-3558
                                Attention: Harold F. Birk, Director


                                BANKERS TRUST COMPANY


                                By:_______________________________
                                   David Bell, Vice President


                                Address for Notice to BTCo.:

                                Bankers Trust Company
                                c/o BT Securities Corporation
                                One Bankers Trust Plaza
                                New York, New York 10006
                                Telecopy: (212) 250-7218
                                Attention: David Bell, Vice President

                                    LENDER:

                                    BANKBOSTON, N.A.


                                    By:____________________________
                                       Name:_______________________
                                       Title:______________________

                                    Address for Notices:

                                    BankBoston, N.A.
                                    100 Federal Street
                                    Mail Stop: MA BOS 01-08-08
                                    Boston, Massachusetts 02110
                                    Telecopier: (617) 434-3401
                                    Telephone: (617) 434-2880
                                    Attention: Cindy Chen, Director

                                    LENDER:


                                    BANQUE PARIBAS


                                    By:____________________________
                                       Name:_______________________
                                       Title:______________________


                                    By:____________________________
                                       Name:_______________________
                                       Title:______________________


                                    Address for Notices:

                                    Banque Paribas
                                    787 Seventh Avenue
                                    New York, New York 10019
                                    Telecopier: (212) 841-2369
                                    Telephone: (212) 841-2595
                                    Attention: Lynne S. Randall, Vice President

                                     LENDER:


                                     BANK OF MONTREAL, CHICAGO BRANCH


                                     By:________________________________
                                     Yvonne Bos, Senior Vice President

                                     Address for Notices:

                                     Bank of Montreal
                                     430 Park Avenue
                                     New York, New York 10022
                                     Telecopier: (212) 605-1648
                                     Telephone: (212) 605-1529
                                     Attention: Chris Young, Associate

                                           LENDER:


                                           FLEET NATIONAL BANK


                                           By:_______________________________
                                              Name:__________________________
                                              Title:_________________________


                                           Address for Notices:

                                           Fleet National Bank
                                           One Federal Street
                                           Mail Stop: MAOFD03D
                                           Boston, Massachusetts 02110
                                           Telecopier: (617) 346-4346
                                           Telephone: (617) 346-4367
                                           Attention: Stephen J. Healey,
                                              Senior Vice President

                            LENDER:


                            IBJ SCHRODER BANK & TRUST COMPANY



                            By:________________________________________
                               J. Christopher Mangan, Managing Director

                            Address for Notices:

                            IBJ Schroder Bank & Trust Company
                            One State Street Plaza - 9th Floor
                            New York, New York 10004
                            Telecopier: (212) 858-2767
                            Telephone: (212) 858-2602
                            Attention: J. Christopher Mangan, Managing Director

                                   LENDER:


                                   STATE STREET BANK AND TRUST COMPANY


                                   By _____________________________________
                                      Hamilton H. Wood, Jr., Vice President

                                   Address for Notices:

                                   State Street Bank and Trust Company
                                   225 Franklin Street
                                   Boston, Massachusetts 02110
                                   Telecopier: (617) 654-3708
                                   Telephone: (617) 654-3817
                                   Attention: Hamilton H. Wood, Jr.,
                                   Vice President

                                    LENDER:


                                    MEESPIERSON CAPITAL CORP.


                                    By:_______________________________
                                       Name:__________________________
                                       Title:_________________________

                                    By:_______________________________
                                       Name:__________________________
                                       Title:_________________________


                                    Address for Notices:

                                    MeesPierson Capital Corp.
                                    445 Park Avenue
                                    New York, New York 10022
                                    Telecopier: (212) 801-0420
                                    Telephone: (212) 801-0445
                                    Attention: Claudia J. Chifos, Vice President

                                  LENDER:


                                  UNION BANK OF CALIFORNIA


                                  By ________________________________
                                  Christine P. Ball, Vice President

                                  Address for Notices:

                                  Union Bank of California
                                  445 South Figueroa Street - 15th Floor
                                  Los Angeles, California 90071
                                  Telecopier: (213) 236-5747
                                  Telephone: (213) 236-6176
                                  Attention: Christine P. Ball, Vice President